================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                              ---------------------

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                               September 10, 2002

                                    001-13836
                            (Commission File Number)


                             TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

         BERMUDA                                     04-2297459
(Jurisdiction of Incorporation)             (IRS Employer Identification Number)

               THE ZURICH CENTRE, SECOND FLOOR, 90 PITTS BAY ROAD
                            PEMBROKE, HM 08, BERMUDA
              (Address of registrant's principal executive office)

                                  441-292-8674
                         (Registrant's telephone number)


================================================================================

Item 5.           Other Events and Regulation FD Disclosure


                                       I.

         The appointment of Edward D. Breen as Chairman of the Board of Directors and Chief Executive Officer of Tyco International Ltd. ("Tyco" or the "Company"), announced on July 25, 2002, was reported in Tyco's Form 8-K filed on July 26, 2002. Since that filing, Tyco has made a series of announcements about appointments of directors and officers that are reflected in the following press releases.

         As previously reported in Tyco's Quarterly Report Form 10-Q for the period ended June 30, 2002, Tyco announced the appointment on August 6, 2002 of John A. Krol, former Chairman and CEO of E. I. DuPont, to the Board of Directors. Tyco's press release announcing this appointment is attached as
Exhibit 99.1 to this report. Also as previously reported in Tyco's Quarterly Report Form 10-Q for the period ended June 30, 2002, Tyco announced the appointment on August 6, 2002 of Eric M. Pillmore as Senior Vice President of Corporate Governance. Tyco's press release announcing these actions is attached as Exhibit 99.2 to this report.

         On September 10, 2002, Tyco appointed David J. FitzPatrick as Executive Vice President and Chief Financial Officer. Tyco's press release announcing this appointment is attached as Exhibit 99.3 to this report.

         On September 12, 2002, Tyco appointed William B. Lytton as Executive Vice President and General Counsel. Tyco's press release announcing this appointment is attached as Exhibit 99.4 to this report.

         Also on September 12, 2002, the Board of Directors nominated and elected five business leaders, Jerome B. York, Mackey J. McDonald, George W. Buckley, Bruce S. Gordon and Sandra Wijnberg, to fill expected vacancies on the Board of Directors before the next Annual General Meeting and nominated those same five persons for election to the Board at the next Annual General Meeting. The Board also voted not to nominate or support for re-election at the Company's 2003 annual meeting any of the nine current members of the Board who were members of the Board prior to July 25 of this year. Tyco's press release announcing these actions is attached as Exhibit 99.5 to this report.


                                       II.

         On April 30, 2002 the Corporate Governance and Nominating Committee of the Board of Directors of Tyco retained Boies, Schiller & Flexner LLP ("the Boies Firm") "to represent Tyco in connection with the Committee's review and analysis of transactions between and among Tyco and its subsidiaries and certain of Tyco's directors and officers, and any litigation arising from or relating to that review." The members of the Corporate Governance and Nominating Committee were Lord Michael Ashcroft KCMG, Joshua M. Berman, Richard A. Bodman, and John
F. Fort, III. A written agreement dated May 17, 2002 confirmed the terms of that retention. The initial focus of the Boies Firm's work related to the facts and circumstances concerning $20 million in payments made to and for the benefit of former Tyco Director Frank E. Walsh, Jr. during the time Mr. Walsh was a director of Tyco, and to the conduct of Tyco's Chairman and Chief Executive Officer (L. Dennis Kozlowski), Executive Vice President and Chief Financial Officer (Mark H. Swartz), and Executive Vice President and Chief Corporate Counsel (Mark A. Belnick) relating to such payments. In connection with the Boies Firm's review and analysis during May 2002, lawyers from the Boies Firm interviewed Tyco officers and directors and began an analysis of Company documents and data made available by the Company.

         On Saturday, June 1, 2002, Tyco's Board of Directors was informed that its Chairman and Chief Executive Officer ("CEO") L. Dennis Kozlowski was the target of a criminal investigation being undertaken by the District Attorney of the County of New York into possible violations of state sales tax laws. Thereafter, on June 1 and June 2, the Board was informed that Mr. Kozlowski and the Company's Chief Corporate Counsel Mark A. Belnick had been aware of the investigation since on or about May 3, 2002; that the Company itself had received a subpoena in connection with the investigation; that Mr. Belnick had retained counsel to represent the Company in the investigation; that the Company's counsel had met with prosecutors and had furnished prosecutors with data and documents; that it was now expected that Mr. Kozlowski would be indicted; but that no member of the Board of Directors other than Mr. Kozlowski and Mark H. Swartz had been informed of the investigation prior to the evening of May 31, 2002.

         On Sunday, June 2, 2002, Tyco retained the Boies Firm to represent it in connection with negotiations with Mr. Kozlowski regarding his possible resignation. Those negotiations led to Mr. Kozlowski's resigning from the Tyco Board and from his position as the Company's Chief Executive Officer early in the morning of June 3, 2002. (On June 4, Mr. Kozlowski was in fact indicted by the District Attorney of the County of New York for violations of state sales tax laws and, on June 26, 2002 he was charged in a superseding indictment with obstruction of justice relating to the removal of documents subpoenaed by the District Attorney. The People of the State of New York v. L. Dennis Kozlowski -Indictment No. 3418/02.)

         Upon Mr. Kozlowski's resignation, the Board assigned primary executive responsibilities for the Company to Tyco's Lead Director, John F. Fort, III. At that time, Mr. Fort retained the Boies Firm to (as Mr. Fort stated) undertake a "full and complete" investigation, review, and analysis of transactions between and among the Company and its subsidiaries and the Company's officers and directors. That retention was unanimously confirmed by the Tyco Board in the afternoon of June 3, 2002.

         During the week of June 3, 2002, the Boies Firm expanded its interviews of Tyco officers and directors and its review and analysis of data and documents. That work has continued through the present and is continuing. On June 13, 2002 Tyco further expanded the scope of the Boies Firm's work to include "the use of company funds" and "the Company's accounting and disclosures." In Tyco's Quarterly Report Form 10-Q for the period ended June 30, 2002 Tyco confirmed the expanded scope of the Boies Firm's representation and stated that following the completion of the first phase of the Boies Firm's review and analysis, the Company would file an 8-K.

         On June 17, 2002, Tyco filed a civil complaint in the United States District Court for the Southern District of New York against Frank E. Walsh, Jr., its former Lead Director, alleging breach of fiduciary duty, inducing breaches of fiduciary duty, and related wrongful conduct involving the $20 million payments made to him and on his behalf during the time he served as a director without authorization by the Company, as required by law. The action alleges causes of action for restitution, breach of fiduciary duty and inducing breach of fiduciary duty, conversion, unjust enrichment, and a constructive trust, and seeks recovery for all of the losses suffered by the Company as a result of the former director's conduct. TYCO INTERNATIONAL LTD. V. FRANK E. WALSH, JR., No. 02-CV-4633 (DLC). Tyco's complaint in that action is attached as
Exhibit 99.6 to this report and was previously disclosed in Tyco's Quarterly Report Form 10-Q for the period ended June 30, 2002.

         Also on June 17, 2002, Tyco filed a civil complaint in the United States District Court for the Southern District of New York against Mark A. Belnick, its former Executive Vice President and Chief Corporate Counsel, alleging breach of fiduciary duty and other wrongful conduct. The suit alleges and seeks to recover unapproved compensation and profits received from his employment at the Company, repayment of all loans fraudulently procured, with interest, damages for the harm caused to the Company, and punitive damages. TYCO INTERNATIONAL LTD. V. MARK A. BELNICK, No. 02-CV-4644 (SWK). Tyco's complaint in that action is attached as Exhibit 99.7 to this report and was previously disclosed in Tyco's Quarterly Report Form 10-Q for the period ended June 30, 2002.

         On September 12, 2002, the Company filed a civil complaint in the United States District Court for the Southern District of New York against its former Chairman and Chief Executive Officer, L. Dennis Kozlowski, alleging breach of fiduciary duty (including his own breaches, inducing the breaches of others, and conspiring to breach fiduciary duties), fraud, and other wrongful conduct. TYCO INTERNATIONAL LTD. AND TYCO INTERNATIONAL (US) INC. V. L. DENNIS KOZLOWSKI, No. 02-CV-7317 (TPG). The suit seeks to recover actual and consequential damages, including misappropriated or otherwise unauthorized payments fraudulently made at Mr. Kozlowski's direction to himself, to Frank Walsh, and other senior executives and key managers; repayment of outstanding loans made to Mr. Kozlowski by a Company subsidiary; disgorgement of all compensation paid to Mr. Kozlowski from 1997 through 2002; forfeiture of all benefits awarded to Mr. Kozlowski from 1997 through 2002; and compensatory, consequential, special, and punitive damages suffered by Tyco as a result of Mr. Kozlowski's wrongful conduct, including his breaches of fiduciary duty and misappropriations of Tyco funds and assets. Tyco's complaint in that action is attached as Exhibit 99.8 to this report.

         Since June 3, 2002, Tyco has cooperated on an ongoing basis with the investigation that was then underway by the District Attorney of the County of New York, as well as with the investigation subsequently undertaken by the Securities and Exchange Commission ("SEC"). Tyco has furnished the District Attorney and the SEC the information contained in this filing, and related and additional data and documents. The evidence and information furnished by Tyco contributed to the District Attorney's investigation, which led to a further indictment of L. Dennis Kozlowski and to indictments of Mark H. Swartz and Mark A. Belnick, and to the commencement by the SEC of civil fraud actions against those three former Tyco executives.

         Also, on an ongoing basis, Tyco has cooperated with and provided information and documents to the following authorities: the Committee on Energy and Commerce of the United States House of Representatives, the United States Attorney for the District of New Hampshire, and the Bureau of Securities Regulation of the State of New Hampshire.

         On September 12, 2002, indictments were filed in the Supreme Court of the State of New York against Mr. Kozlowski and Mr. Swartz alleging enterprise corruption, fraud, conspiracy, grand larceny, falsifying certain business records and other crimes, and against Mr. Belnick alleging falsification of business records. THE PEOPLE OF THE STATE OF NEW YORK V. L. DENNIS KOZLOWSKI AND MARK H. SWARTZ (Indictment No. 5259/02) and THE PEOPLE OF THE STATE OF NEW YORK
V. MARK A. BELNICK (Indictment No. 5258/02).

         Also on September 12, 2002, the Securities and Exchange Commission filed a civil fraud enforcement action in the United States District Court for the Southern District of New York against Messrs. Kozlowski, Swartz and Belnick alleging violation of certain of the antifraud, proxy, periodic reporting and record keeping provisions of the federal securities laws and seeking injunctions, penalties and other equitable relief. SECURITIES AND EXCHANGE COMMISSION V. L. DENNIS KOZLOWSKI, MARK H. SWARTZ AND MARK A. BELNICK, No. 02-CV-7312 (RWS).

         On September 13, 2002, in conjunction with the above-mentioned action, THE PEOPLE OF THE STATE OF NEW YORK V. L. DENNIS KOZLOWSKI AND MARK H. SWARTZ, Tyco was served with an Order to Show Cause with Temporary Restraining Order freezing the assets and property of Messrs. Kozlowski and Swartz and their families and dependents, or property in which either of them has a legal, equitable, custodial or beneficial interest and upon any debts owing to them. ROBERT N. MORGENTHAU V. L. DENNIS KOZLOWSKI AND MARK H. SWARTZ.

         The improper and unlawful conduct of Tyco's former CEO, CFO and Chief Corporate Counsel in enriching themselves at the expense of the Company with no colorable benefit to the Company has damaged Tyco. The amount of money improperly diverted by Tyco's former executives from the Company to themselves is very small in comparison with Tyco's total revenues and profits, but it is very large by any other relevant comparison; and the extent of the former executives' misconduct has harmed Tyco's reputation and credibility with investors, lenders, and others. Therefore, in the interest of restoring confidence in the Company, the extent of the Company's disclosures in this filing will go beyond what the law requires, or what might ordinarily be disclosed in other circumstances.

                                      III.

         During at least the five years prior to June 3, 2002, Tyco's three top corporate officers - its CEO, its CFO, and its Chief Corporate Counsel - engaged in a pattern of improper and illegal conduct by which they enriched themselves at the expense of the Company with no colorable benefit to the Company and concealed their conduct from the Board and its relevant committees. The nature of such conduct to the extent it is now known by Tyco is described in this filing and its exhibits.


                             A. RELOCATION PROGRAMS
                                -------------------

         In March 1995, Mr. Kozlowski decided to open Tyco offices in New York City and relocate some employees from Exeter, N.H. to New York City and he proposed a relocation program that would have benefited five or six executives. Following a legal opinion that the benefits of such an individually-tailored plan would likely be subject to disclosure as compensation for named executive officers in the Company's proxy statements, in August of 1995 a broader relocation program was proposed to, and adopted by, the Compensation Committee and reported to the Board of Directors (hereafter, the "approved program").

         The approved program was "intended not to discriminate in scope, terms or operation in favor of executive officers or directors of the Company and is to be available generally to all applicable salaried employees." (As such it did not need to be disclosed in the Company's proxy statements because SEC Regulation S-K Item 402(a)(3) Instruction (7)(ii) authorized public companies to omit compensation associated with such a general relocation plan from compensation proxy disclosures of named executive officers.) However, Mr. Kozlowski then implemented a different, more generous New York relocation plan, tailored to the individual circumstances of five or six executives and one assistant, which had not been authorized by the Compensation Committee of the Board. For example, the unauthorized plan permitted reimbursement of school tuition, and provided for "gross-up" payments of additional compensation to offset the taxes due on imputed income from the program.

         After Tyco's 1997 reverse merger with ADT Ltd., a Bermuda company that conducted its U.S. operations from Boca Raton, Florida, Mr. Kozlowski decided to relocate more than 40 corporate employees from Tyco's Exeter, N.H. headquarters to Boca Raton, FL. Without obtaining the approval of the Board or the Compensation Committee, Mr. Kozlowski implemented a program similar in appearance to the New York Relocation Program. As was the case with the New York relocation, two versions of the program document were crafted: one for general application, administered through the Human Resources Department; and a second, more generous plan, maintained in the files of the then-Treasurer, for use by certain executives only. The second, more generous Florida plan for selected executives only did not condition participation in the program upon the sale of a principal residence elsewhere, as did the general program.

         As a result of the foregoing, certain executive officers used the relocation program to receive non-qualifying loans and unauthorized benefits that were not generally available to all salaried employees affected by relocations, or were not related to any Tyco relocation, enriching themselves with no colorable benefit to Tyco.

         L. DENNIS KOZLOWSKI
         -------------------

         Mr. Kozlowski improperly borrowed approximately $29,756,000 in non-qualifying relocation loans to purchase land and construct a home in Boca Raton, Florida during the years 1997 to 2000, and improperly borrowed approximately $7,012,000 in non-qualifying relocation loans to purchase a cooperative apartment in New York City in 2000.

         Pursuant to the unapproved New York plan, Mr. Kozlowski:

         a. Rented an apartment at 817 Fifth Avenue, New York City, with annual rent of $264,000 paid for by the Company, from 1997 to 2001.

         b. Purchased, using interest-free relocation loans, a $7 million Tyco-owned apartment at 610 Park Avenue, New York City in 2000, at depreciated book value and without appraisals, which Mr. Kozlowski deeded to his ex-wife a few months later.

         c. Sold his house at 10 Runnymede, North Hampton, New Hampshire to the Company in 2000 without appraisals for an amount approximately three times its market value. Less than 24 months later, the Company wrote down this asset by approximately $3 million.

         d. Caused Tyco to purchase a second apartment for his use (with Mr. Kozlowski as nominee owner) at 950 Fifth Avenue, New York in 2001 for $16.8 million, and then caused Tyco to spend $3 million in improvements and $11 million in furnishings for that apartment.

         e. Received "gross-up" benefits to avoid having to pay any state income tax liability incurred after relocating to New York.

         Mr. Kozlowski repeatedly abused the New York relocation program solely for his personal benefit, at the expense of the Company, and in a way that did not advance the interests of the Company in any colorable way. For example, for the apartment that was provided to him in New York at 950 Fifth Avenue and that he maintained for his exclusive use, he caused Tyco to purchase fine art worth millions of dollars and failed to pay sales taxes. He purchased and decorated the apartment with appointments and furnishings lacking any legitimate business justification, including:

                  o        a shower curtain for $6,000;

                  o        a dog umbrella stand for $15,000;

                  o        a sewing basket for $6,300;

                  o        a traveling toilette box for $17,100;

                  o        a gilt metal wastebasket for $2,200;

                  o        coat hangers for $2,900;

                  o        two sets of sheets for $5,960;

                  o        a notebook for $1,650; and

                  o        a pincushion for $445.

         Pursuant to the unapproved Florida plan, Mr. Kozlowski purchased lots and built a home at 4101 Ibis Point Circle, Boca Raton, Florida, located in a development called "The Sanctuary." No mortgages were recorded on the Florida properties, as required by the purported program guidelines and as required to qualify for tax-exempt status under IRS regulations for interest-free relocation loans.

         The following table sets forth the interest-free "relocation loans" taken by Mr. Kozlowski since the inception of his relocation program account, including all loans and charges reflected in the Company's records for Mr. Kozlowski's relocation account.


-----------------------------------------------------------------------------------------------

                               L. DENNIS KOZLOWSKI
                          APRIL 1, 1996 - JUNE 30, 2002
-----------------------------------------------------------------------------------------------

     DATE                        DESCRIPTION                        AMOUNT          BALANCES
-----------------------------------------------------------------------------------------------
   04/01/96      Beginning Balance                             $     --          $     --

   04/02/96      Nantucket house                                    750,000
   04/03/96      Nantucket house                                    168,750
   05/31/96      Nantucket house                                     56,250
   08/30/96      Nantucket house                                  1,000,000

   09/30/96      Balance                                                              1,975,000

   11/29/96      Nantucket house                                    100,000
   01/24/97      Nantucket house                                  2,225,000
   04/25/97      Connecticut house                                  475,000
   04/25/97      Connecticut house                                4,375,000
   05/30/97      Nantucket house                                  1,340,532
   06/27/97      Nantucket house                                    150,000

   09/30/97      Balance                                                             10,640,532

   12/24/97      1st Union Bank - Lot 55, Sanctuary                 220,000
   12/29/97      Nantucket house                                     20,174
   12/29/97      Nantucket house                                     96,355
   12/29/97      Nantucket house                                     14,725
   12/29/97      Nantucket house                                     33,550
   12/29/97      Nantucket house - paid                                              (5,955,336)
   12/29/97      Connecticut house                                  450,000
   12/30/97      Dickenson Murdoch, Rex & Sloan                   4,705,957
   01/30/98      Wire Transfer - Fleet Bank                       1,000,000


                                       7


-----------------------------------------------------------------------------------------------

                               L. DENNIS KOZLOWSKI
                          APRIL 1, 1996 - JUNE 30, 2002
-----------------------------------------------------------------------------------------------

     DATE                        DESCRIPTION                        AMOUNT          BALANCES
-----------------------------------------------------------------------------------------------

   02/12/98      Wire Transfer - Fleet Bank                         600,000
   03/04/98      Wire Transfer - Fleet Bank                         600,000
   03/10/98      1st Union Bank - Lot 55, Sanctuary                 157,000
   03/26/98      Wire Transfer - additional payment                 500,000
   03/31/98      Connecticut house                                  500,000
   04/08/98      Aprea Mare - Italian boat per Michael Castania     147,371
   04/15/98      Wire Transfer                                      600,000
   04/25/98      Connecticut house                                  500,000
   04/27/98      Wire Transfer                                      500,000
   04/27/98      Purchase Lot 55, The Sanctuary                   1,410,028
   05/28/98      Wire Transfer                                      500,000
   05/31/98      Rye Beach house                                  2,705,930
   05/31/98      Rye Beach house                                    198,703
   06/03/98      Mark Michaels Interiors                            250,000
   06/23/98      Wire Transfer - Citizen's Bank                     500,000
   07/08/98      Wire Transfer - Fleet Bank                         500,000
   07/15/98      Wire Transfer - 1st United Bank                  1,000,000
   07/30/98      Wire Transfer - Addison Construction               500,000
   08/06/98      Wire Transfer                                      250,000
   08/11/98      Michael Castania                                    20,000
   08/15/98      Wire Transfer                                      200,000
   08/24/98      Vern's Elec Custom AV System - Custom Audio
                 / Video System                                      32,139
   08/24/98      Vern's Elec Custom AV System - Custom Audio
                 / Video System                                      69,053
   08/31/98      Addison Construction                                76,118
   09/15/98      Wire Transfer                                      500,000
   09/18/98      German Friers - K Project                          216,000
   09/22/98      Wire Transfer                                      500,000
   09/22/98      Kemp Interior                                        2,111
   09/22/98      Real Estate Taxes re: 60 East 88 Street              6,646
   09/25/98      Seaquin Cottage                                    858,960

   09/30/98      Balance                                                             25,626,016

   10/01/98      Reclass to KEL Account                                                (978,757)
   10/05/98      Addison Construction                               317,900
   10/16/98      Addison Construction                               131,389
   10/20/98      Devonshire Lantern Fountain - fountains /
                 lantern                                             23,755
   10/20/98      Floral Emporium - flowers                            1,857
   10/20/98      Howard Kaplans                                      15,458
   10/20/98      Paris Province                                      25,980
   10/20/98      Nevel Art Galleries                                  4,059
   10/20/98      Reclass to KEL Account                               1,590
   10/28/98      McDougall Fine Arts - Art frame & repair             1,505
   10/29/98      Andalusian Floors - Lanterns throughout house        6,950
   10/29/98      Pottery Kingdom - Italian fountain                   2,685
   11/05/98      Mark Michaels Interiors - final payment of
                 balance due                                        750,000
   11/05/98      American Express - Glassware / Crystal              19,771
   11/11/98      Dickenson Murdoch, Rex & Sloan - Addison
                 Construction bal. due                              903,139
   11/12/98      Addison Construction - additions                    45,280
   11/15/98      Payment - paid Ct., Nantucket, & Rye Beach                         (10,063,593)

                                       8


-----------------------------------------------------------------------------------------------

                               L. DENNIS KOZLOWSKI
                          APRIL 1, 1996 - JUNE 30, 2002
-----------------------------------------------------------------------------------------------

     DATE                        DESCRIPTION                        AMOUNT          BALANCES
-----------------------------------------------------------------------------------------------

   11/16/98      K Project Omohundro                                226,756
   11/23/98      Final Payment Addison - Final payment re:
                 Lot 70, Sanctuary                                  300,000
   11/24/98      Wire Transfer - First Union Bank                   150,000
   12/01/98      Lasting Impressions Landscape                        4,317
   12/01/98      Muscle & Wrench                                        225
   12/08/98      Wire Transfer - Fleet Bank                         500,000
   12/11/98      Wire Transfer - Mark Michaels                      600,000
   01/01/99      Reclass to KEL Account                                                (231,298)
   01/01/99      Reclass from KEL                                   668,829
   01/07/99      Addison Construction - additions                    54,133
   01/13/99      Wire Transfer - Fleet Bank                         500,000
   01/26/99      Wire Transfer - Addison Construction               150,000
   02/10/99      Mark Michaels Interiors - balance due
                 additions                                          329,341
   02/12/99      John Munford Yachting                               42,864
   02/17/99      Vern's Elec Custom AV System - Custom Audio
                 / Video System                                      14,605
   02/28/99      Masterpiece Gallery                                  9,413
   03/01/99      Reclass to K Project (to CIP)                                         (711,693)
   03/05/99      Floral Emporium                                     14,551
   03/09/99      Vern's Elec Custom AV System - Custom Audio
                 / Video System                                       1,055
   03/09/99      Rosado Propane Sales                                   582
   03/09/99      Reclass to KEL Account                               3,319
   03/19/99      Addison Construction - additions                    15,210
   04/20/99      Dickenson Murdoch, Rex & Sloan - Lot 72,
                 Sanctuary                                          220,000
   04/27/99      Floral Emporium                                     19,330
   05/04/99      Wire Transfer - deposit for property in
                 Florida                                            335,000
   05/07/99      Arbor - flowers                                      5,973
   05/21/99      Mark Michaels Interiors - additions                150,603
   06/04/99      Addison Construction - Lot 71, Sanctuary             7,567
   06/08/99      Dickenson Murdoch, Rex & Sloan                   4,974,438
   06/08/99      Hinckley - start of hull molding                   211,250
   06/17/99      Addison Construction - Lot 55 & 73,
                 Sanctuary                                          100,000
   06/23/99      Wire Transfer - First Union Bank                 1,000,000
   06/24/99      Addison Construction - deposit re: Lot 73
                 demolition                                          50,000
   07/01/99      Mandel Weisman & Kirschner                         125,000
   07/15/99      Aquatic Sales                                          322
   07/15/99      Floral Emporium                                      1,323
   07/23/99      Wire Transfer - Karen Mayo - First Union
                 Bank                                             1,000,000
   08/04/99      Seldom Scene                                       126,500
   08/08/99      Mark Michaels Interiors - includes deposit
                 re: Tennis and Party house                          85,929
   08/15/99      Addison Construction                               100,000
   08/15/99      Preferred Air conditioner                              250
   08/15/99      Highland Beach - date uncertain                    500,000
   08/15/99      Highland Beach - date uncertain                     50,000
   08/15/99      Vern's Elec Custom AV System - date
                 uncertain                                            1,233
   09/10/99      Hinckley - reimbursed Dennis for Hinckley          284,219
   09/30/99      From KEL loan                                    6,481,636

   09/30/99      Balance                                                             35,307,668


                                       9


-----------------------------------------------------------------------------------------------

                               L. DENNIS KOZLOWSKI
                          APRIL 1, 1996 - JUNE 30, 2002
-----------------------------------------------------------------------------------------------

     DATE                        DESCRIPTION                        AMOUNT          BALANCES
-----------------------------------------------------------------------------------------------

   10/21/99      Hinckley                                             3,205
   10/25/99      Hinckley                                           291,719
   10/25/99      Boca Tropics                                        10,632
   11/28/99      Palm Beach Property                                285,000
   12/26/99      Addison Construction                               250,000
   01/01/00      Reclass to KEL Account                                           (18,631,825)
   01/23/00      Addison Construction                               350,000
   02/27/00      Addison Construction                               100,000
   02/29/00      R.V. Electric                                       11,144
   02/29/00      Veronica Butler Landscape                           21,234
   05/01/00      Boca Tropics                                         7,679
   05/26/00      Addison Construction                               100,000
   05/29/00      Reclass 610 Park Ave                             7,011,669
   09/25/00      Forgiveness of Relo Loans                                        (19,439,392)
   09/25/00      Payment                                                           (5,678,734)

   09/30/00      Balance                                                                  0

   09/30/01      Balance                                                                  0

   06/30/02      Balance                                       $     0           $        0
-----------------------------------------------------------------------------------------------

         In short:

         o $7,011,669 in interest free loans was charged by Mr. Kozlowski for purported New York relocations that did not qualify under the New York Relocation Program,

         o        $29,756,110 in interest free loans was charged by Mr.
                  Kozlowski for the acquisition of property under an unauthorized Florida relocation program, and

         o        $24,922,849 in interest free loans was borrowed by Mr.
                  Kozlowski for the acquisitions of other properties that were not authorized by any relocation program.

         Of Mr. Kozlowski's total $61,690,628 of unauthorized interest free relocation loans:

         o        $21,697,303 were actually repaid by him, but without interest;

         o $19,439,392 were repaid through unauthorized forgiveness, discussed in the next section, that he bestowed upon himself; and

         o $20,553,933 were reclassified to other Mr. Kozlowski loan accounts that he maintained with the Company.

         MARK H. SWARTZ
         --------------

         Mr. Swartz was Tyco's CFO from 1995 through August 2002, and a Tyco director from February 2001 through August 2002. In March 1996, Mr. Swartz used relocation program loans to purchase two properties: one at 24 Straw's Points Road, Rye, New Hampshire and another in the Trump International Hotel and Tower Condominium, 1 Central Park West, New York. Mr. Swartz's New Hampshire purchase did not qualify for a relocation loan. The purchase price of Mr. Swartz's New York apartment exceeded the maximum amount Mr. Swartz was authorized to borrow under the approved New York relocation program, and he used relocation loans to finance 100% of the purchase price, which was not permitted under the approved relocation program. Mr. Swartz's New York loan also violated the approved relocation program terms because Mr. Swartz did not make that property his principal residence.

         Mr. Swartz also borrowed approximately $20,992,000 in unauthorized relocation loans purportedly to purchase property in Boca Raton, Florida during the period 1997-2000. Neither of these programs was authorized by the Compensation Committee or the Board.

         The following table sets forth the interest-free "relocation loans" taken by Mr. Swartz since the inception of his relocation program account, including all loans and charges reflected in the Company's records for Mr. Swartz's relocation account.


---------------------------------------------------------------------------------------------------

                                 MARK H. SWARTZ
                         JANUARY 1, 1996 - JUNE 30, 2002
---------------------------------------------------------------------------------------------------

    DATE                        DESCRIPTION                          AMOUNT           BALANCES
---------------------------------------------------------------------------------------------------
                                                                $       --         $       --

01/07/96      Other Cash                                               55,000
01/07/96      r/c APAT Purch                                                            (55,000)
01/08/96      MHS NY APT  (10% of $943750)                             94,375
03/31/96      (90% of 943,750 = $849,375) (80.6% of
              $1,220,000 =$985,000) (Rye, NH)                       1,834,375
03/31/96      Belongs to Dave Brownell [error]                        100,000
03/31/96      Belongs to Dave Brownell [error]                        201,424
03/31/96      Reclass to Dave Brownell done backwards [error]         301,424
03/31/96      Correct Reclass to Dave Brownell Note B                                  (602,849)

09/30/96      Balance                                                                 1,928,750

06/27/97      r/c Cash payments                                       279,000
07/27/97      Other Cash                                              295,000
09/30/97      To rec pymt of K.E. Loan                                                 (998,199)
09/30/97      To cor record repayment                                                   (81,176)

09/30/97      Balance                                                                 1,423,375

11/01/97      R/C SUSP ITEMS                                          735,272
01/30/98      Citizen's Bank New Hampshire                            400,000
04/24/98      Trojan 440 Express Yacht                                357,500
04/24/98      [End Documentation]                                     633,280

                                       11


---------------------------------------------------------------------------------------------------

                                 MARK H. SWARTZ
                         JANUARY 1, 1996 - JUNE 30, 2002
---------------------------------------------------------------------------------------------------

    DATE                        DESCRIPTION                          AMOUNT           BALANCES
---------------------------------------------------------------------------------------------------

06/01/98      R/C M.SWARTZ CONDO'S from TME fixed assets            5,166,000
07/01/98      MELLON CONCENTRATION ACCT RECO 50% deposit on
              Lot 52/53                                             3,600,000
07/01/98      RECLASS MHS ITEMS FOR KEL                                              (6,677,872)
07/01/98      CLOSING COSTS MHS NY APTS                                                (661,618)
07/01/98      NYC DEPARTMENT OF FINANCE                                   178
07/01/98      NYC DEPARTMENT OF FINANCE                                 1,649
07/01/98      TRUMP INTERNATIONAL HOTEL & TO                            2,626
08/01/98      FRANKFURT GARBUS KURNIT                                   5,511
08/01/98      TRUMP INTERNATIONAL HOTEL                                 2,622
09/01/98      TRUMP INTERNATIONAL HOTEL                                 2,631

09/30/98      Balance                                                                 4,991,155

10/01/98      Reclass Key Emp Loan                                                       (2,678)
10/01/98      BOCA RATON RESORT & CLUB                                     45
10/01/98      MIAMI DOLPHINS LTD                                        2,016
10/01/98      TRUMP INTERNATIONAL HOTEL                                 2,633
10/15/98      Wire 10/15 to MHS                                     1,600,000
11/01/98      Reclass from Note F to Note C Payoff via
              Restricted Stock vesting                                               (4,000,000)
11/01/98      CRANE NATIONAL VENDOR                                     2,189
11/01/98      NYC DEPARTMENT OF FINANCE                                   170
12/01/98      MELLON DEPOSIT 12/15/98                                                    (2,189)
12/01/98      [No Documentation]                                                         (8,736)
12/01/98      NYC DEPARTMENT OF FINANCE                                     5
01/01/99      Reclass N/R  C                                                             (1,143)
01/01/99      Reclass charge to Key EE loan                                            (109,406)
01/04/99      Net Cash Activ 1/1-1/22                               3,000,000
02/01/99      Posting from AP 40                                        2,188
02/01/99      reclass                                                 109,406
02/01/99      misc entries                                                             (109,406)
03/01/99      MELLON DEPOSIT 3/18/99                                                     (9,716)
03/01/99      MARK SWARTZ Credit from expense report                                     (4,000)
04/13/99      Net Cash Activ 4/1-23 4/13 wire to MHS 2.5m,
              4/19 1.1 wire                                         2,500,000
04/19/99      Highland Beach                                        1,125,000
04/19/99      Reclass M Swartz KEL Reclass 4/19 wire Highland
              Beach project                                                          (1,125,000)
09/01/99      reclass kel to boca relo                                500,000
09/29/99      $6,040,478.11 total; $5,440,478.11 KEL                                   (600,000)

09/30/99      Balance                                                                 7,862,532

10/01/99      Reclass from TME FA 10/1/99 447 Primavera Way
              Palm Beach 50% LDK                                      285,000
12/01/99      TLC Share Equivalent RS vesting applied to loan                        (5,487,965)
01/03/00      Net Cash 1/3-21/00                                      109,406
01/11/00      SHARE EQUIVALENT 1/11/00                                               (2,768,972)
              Balance                                                                        -0-
04/01/00      Net Cash 4/1-21/00 Wire 4/4/00 Merrill Lynch
              for MHS                                               7,000,000
09/04/00      Net Cash 9/4-22/2000 9/11/00 wire to MHS              1,333,333
09/29/00      NET CASH 9/25-9/29/00 9/26/00 wire to MHS             1,458,667

                                       12



---------------------------------------------------------------------------------------------------

                                 MARK H. SWARTZ
                         JANUARY 1, 1996 - JUNE 30, 2002
---------------------------------------------------------------------------------------------------

    DATE                        DESCRIPTION                          AMOUNT           BALANCES
---------------------------------------------------------------------------------------------------

09/30/00      9/30/00 payroll entry                                                  (9,792,000)

09/30/00      Balance                                                  --                --

09/30/01      Balance                                                  --                --

06/30/02      Balance                                           $      --         $      --
---------------------------------------------------------------------------------------------------

         In short:

         o $7,668,750 in interest free loans were taken by Mr. Swartz for property acquisitions in New York and New Hampshire under the unauthorized New York Relocation Program,

         o $20,992,000 in interest free loans were taken by Mr. Swartz under an unauthorized Florida relocation program, and

         o $4,437,175 was borrowed, interest-free, for the acquisition of other properties that were not authorized by any relocation program.

         Of Mr. Swartz's total $33,097,925 of unauthorized interest free relocation loans:

         o        $10,786,977 was repaid by him, but without interest;

         o $9,792,000 was repaid through forgiveness that Mr. Kozlowski was not authorized to bestow; and

         o $12,518,948 was reclassified to other Mr. Swartz loan accounts that he maintained with the Company.

MARK A. BELNICK
---------------

         Mr. Belnick served as Tyco's Executive Vice President and Chief Corporate Counsel from September 1998 until June 10, 2002. Mr. Belnick used the unauthorized version of the New York relocation program to borrow approximately $4,217,000 from September 1998 through May 2001 for the purchase and improvement of a cooperative apartment in New York City at 300 Central Park West. Prior to purchasing that apartment, Mr. Belnick lived at 103 Pleasant Ridge Road, Harrison, New York, less than 50 miles from 300 Central Park West, and his prior employer was also located in New York City. Thus Mr. Belnick's interest free loans could not qualify as tax-exempt below market loans under the Internal Revenue Code. And because his loans were pursuant to the unauthorized plan, Mr. Belnick's indebtedness did not qualify for nondisclosure in the Company's proxies. Mr. Belnick also used the relocation program to pay his rent for several months while his new apartment was being renovated.

         From 2001 through March 2002, Mr. Belnick borrowed an additional $10,418,599 to purchase land and build a home at 3468 West Crest Court, Park City, Utah. Mr. Belnick then charged Tyco $1600 per month for his home office located in that house. The Company maintains no corporate offices in Utah, and Mr. Belnick was not requested to relocate to Utah. A trust agreement, not a mortgage, was recorded on the property to secure the loans made by Tyco. In addition, Mr. Belnick executed none of the documents required by the program. In short, this indebtedness was not incurred through an authorized employee relocation plan available generally to all salaried employees, and as such was not exempt from disclosure in the Company's proxies. There was no colorable benefit to Tyco for any of Belnick's loans.

         In the civil action against Mr. Belnick referred to above, Tyco is seeking recovery of, INTER ALIA, all costs and expenses incurred by Tyco as a result of Mr. Belnick's unauthorized relocation loans, plus interest, a constructive trust on the property Mr. Belnick wrongfully obtained, and other damages.

         OTHER EXECUTIVE OFFICERS
         ------------------------

         The following describes the relocation loan activity of Tyco's executive officers as defined by Section 16 of the Securities Exchange Act of 1934 and identified in Tyco's proxy statements during the Relevant Period.

         JERRY R. BOGGESS. Mr. Boggess is currently President of Tyco's Fire and Security Services division. Mr. Boggess borrowed a total of $5,000,000 in relocation loans to purchase property in Boca Raton in 1997. This loan was forgiven and grossed-up as part of the TyCom Bonus in September 2000 discussed in the next section, which had not been approved by the Compensation Committee. Mr. Boggess also borrowed an additional amount which was purportedly forgiven by Mr. Kozlowski in January 2002. Upon learning that Mr. Kozlowski was not authorized to have forgiven this loan, Mr. Boggess requested the reinstatement of the loan, with reversal of the related gross-up as if the loan had not been forgiven and he has now repaid this loan.

         STEPHEN B. MCDONOUGH. Mr. McDonough served as the President of Tyco Engineered Products and Services and later as President of Tyco's Plastics division until one month ago, when his employment with Tyco terminated. Mr. McDonough borrowed $1,750,000 in relocation loans to move from Tyco offices in New Jersey to Massachusetts. This was a genuine relocation, but it was not part of a broad based plan. His outstanding relocation loan balance of $1,750,000 is payable within ninety days.

         NEIL R. GARVEY. Mr. Garvey served as President and Chief Executive Officer of TyCom Ltd., a Tyco subsidiary, until July 19, 2002. Mr. Garvey borrowed $5,000,000 in relocation loans related to his relocation to New Hampshire in 2000. Mr. Garvey's loan exceeded approved program guidelines by $472,703. Mr. Garvey's entire $5,000,000 loan is outstanding, and the Company is seeking repayment of the balance.

                      B. THE "TYCOM BONUS" MISAPPROPRIATION
                         ----------------------------------

         The Compensation Committee of the Tyco Board of Directors was established to oversee the compensation and benefits of the executive officers and key managers of the Company and its principal subsidiaries. (July 7, 1997 Organizational Meeting for the post-merger entities. Unanimous Written Resolution of the Board of Directors of ADT Limited at 2.) Tyco's 2000 proxy statement indicates that the Compensation Committee "sets the Compensation and benefits of executive officers and key managers of the Company...and approves all of the policies under which compensation is paid or awarded to the Company's executive officers and key managers and oversees the administration of executive compensation programs." (Definitive Proxy Statement, Form DEF 14A, filed March 1, 2000 at 7 and 16.)

         In September 2000, Mr. Kozlowski caused Tyco to pay a special, unapproved bonus to 51 employees who had relocation loans with the Company. (The entire list is set forth in Exhibit 99.8 to this report at 115.) The bonus was calculated to forgive the relocation loans of all 51 employees, at a total cost of $56,415,037, and to pay compensation sufficient to discharge all of the tax liability due as a result of the forgiveness of those loans. This action was purportedly related to the successful completion of the TyCom Initial Public Offering. The total gross wages paid by the Company in this loan forgiveness program were $95,962,000, of which amount Mr. Kozlowski received $32,976,000 and Mr. Swartz $16,611,000.


         The distribution of this benefit is summarized in the following chart:


       --------------------------------------------------------------------------------------------------
              EMPLOYEES          LOAN BALANCES FORGIVEN       GROSSED UP          PERCENTAGE OF TOTAL
                                                                                      FORGIVENESS
       --------------------------------------------------------------------------------------------------
       Executive Officers                   $29,231,392           $49,586,754             52%
       Key Managers                         $13,534,523           $22,959,339             24%
       Others                               $13,649,122           $23,416,560             24%
       --------------------------------------------------------------------------------------------------
                Total                       $56,415,037           $95,962,653            100%
       --------------------------------------------------------------------------------------------------

         The components of the Executive Officer totals are as follows:


                  ----------------------------------------------------------------------------
                             NAME                LOAN BALANCES             GROSSED UP
                                                    FORGIVEN
                  ----------------------------------------------------------------------------
                  L. D. Kozlowski                      $19,439,392                $32,976,067
                  Mark Swartz                           $9,792,000                $16,610,687
                  ----------------------------------------------------------------------------
                            Total                      $29,231,392                $49,586,754
                  ----------------------------------------------------------------------------

         Listed below are key managers of Tyco in addition to Messrs. Kozlowski and Swartz who received unauthorized loan forgiveness and "gross-up" bonuses pursuant to the September 2000 program conceived and implemented by Mr. Kozlowski. The Company is not aware of any evidence that any senior executives or key managers participated with Mr. Kozlowski in developing the loan forgiveness and gross-up bonus program.


                  ----------------------------------------------------------------------------
                             NAME                LOAN BALANCES              GROSSED UP
                                                    FORGIVEN
                  ----------------------------------------------------------------------------
                  Jerry Boggess                        $ 5,000,000                $ 8,481,764
                  Irving Gutin                         $ 3,109,971                $ 5,275,608
                  Jeffrey Mattfolk                     $   825,000                $ 1,399,491
                  Brad McGee                           $ 1,942,026                $ 3,294,361
                  Patricia Prue                        $   748,309                $ 1,269,396
                  Michael Robinson                     $ 1,063,355                $ 1,803,826
                  Scott Stevenson                      $   845,869                $ 1,434,893
                  ----------------------------------------------------------------------------
                              Total                    $13,534,523                $22,959,338
                  ----------------------------------------------------------------------------

         These benefits were not approved by, or disclosed to, the Compensation Committee or the Board of Directors. Indeed, the opposite occurred: each of the fifty-one participating employees who was offered the forgiveness was asked to sign a confidentiality agreement in which they agreed not to disclose either the fact of the bonus or its terms to anyone other than the recipient's personal financial, tax or legal advisors. Breach of this confidentiality agreement would result in forfeiture of the bonus. Some employee beneficiaries of this forgiveness were not even permitted to keep a copy of their signed agreement.

         According to Ms. Patricia Prue, Tyco's Senior VP of Human Resources, Mr. Kozlowski told her to process the forgiveness and the gross-ups and asserted that the Board had approved the program. Upon Ms. Prue's request for documentation of the authorization, Mr. Kozlowski sent her and her supervisor, Mark Swartz, a memo on September 11, 2000, for her files indicating that "a decision has been made to forgive the relocation loans for those individuals . . ..whose efforts were instrumental to successfully completing the TyCom IPO." Attached to the memorandum was the list of employees who were to receive the forgiveness benefit.

         Mark Foley, a Vice President of Finance prepared a memorandum signed by Mr. Swartz that explained the accounting treatment for the near-$100 million charge. The memo stated:

                  "The sale of 14% of TyCom generated a one-time gain of approximately $1.76 billion on the books of Tyco. We have decided to award special bonuses to various Tyco employees for their efforts over the past few years in enhancing the value of TyCom and thereby contributing to this gain. Selected employees will receive their bonus in the form of cash, forgiveness of relocation loans, and/or Tyco Common shares under Tyco's restricted stock program."

         As a result of this accounting treatment, this extraordinary $100 million charge was allocated to several different accounts and appears in the general ledger and financial statements as follows:


        -------------------------------------------------------------------------------------------------
                                          ACCOUNT                                          EXPENSE
        -------------------------------------------------------------------------------------------------
        TYCOM OFFERING EXPENSE                                                               $44,642,065
        On the Income Statement of Tyco US as a component of "Other (Income)
        Expense"
        -------------------------------------------------------------------------------------------------
        ACCRUED G & A EXPENSES
        ABalance Sheet account and offsets previous                                          $11,772,973
        overaccruals of General & Administrative Expenses.
        -------------------------------------------------------------------------------------------------
        ACCRUED FEDERAL INCOME TAX                                                           $40,977,616
        A Balance Sheet account used for corporate income taxes.
        -------------------------------------------------------------------------------------------------
        TOTAL                                                                                $97,392,654
        -------------------------------------------------------------------------------------------------

         In short, the program was discriminatory in scope, terms or operation in favor of executive officers. First, forgiveness was offered to some people who never moved, some people at the operating division level who were never part of the corporate relocation to Florida and people who did not even have a Tyco mortgage. Second, forgiveness was never offered to those who were originally eligible for relocation, yet declined to move. In short, forgiveness was never part of the Florida Relocation Program, but rather was an extra-program benefit. Regardless of advice that may have been offered relating to the disclosure requirements for nondiscriminatory relocation benefits, the forgiveness benefit was not applied in a nondiscriminatory fashion as part of a nondiscriminatory program and, therefore, should not have qualified for nondisclosure.

         All of the forgiveness benefits were individually reported on separate W-2s, yet none of the income associated with the forgiveness benefits was reported in the Company's proxies for the Named Officers, i.e. Kozlowski and Swartz in the year 2000.

         The civil action against Mr. Kozlowski referred to above seeks recovery of all funds misappropriated by Mr. Kozlowski from Tyco, including any unpaid balances of non-qualifying relocation loans and all debts and obligations improperly forgiven by Mr. Kozlowski, including all related costs and expenses of benefits bestowed by him on other Tyco personnel under the TyCom Bonus program. The Company also intends to seek comparable remedies against Mr. Swartz in arbitration.

                C. THE "ADT AUTOMOTIVE BONUS" MISAPPROPRIATIONS
                   --------------------------------------------

         Only a few weeks after the unauthorized forgiveness and gross-up of Florida relocation loan liability, Mr. Kozlowski introduced a second bonus program. On November 13, 2000, Mr. Kozlowski sent a letter to 16 of the Company's executive officers and key managers thanking them for their many contributions towards the successful divestiture of Tyco's ADT Automotive business and enclosing bonuses and "relocation" payments. Each of the intended recipients of the purported relocation benefits had already recovered all of the grossed-up costs associated with their recent relocations as part of the near- $100 million unauthorized forgiveness program just completed. The total of the additional ADT Automotive cash bonus and "relocation" benefits were $3,979,000 and $32,009,641, respectively.

         Mr. Kozlowski's letter noted that information regarding the vested shares had already been previously communicated and that the amounts listed were reviewed and approved by the Chairman of Tyco's Compensation Committee. The total number of shares awarded was 261,500 with a then market value of $14,804,038. Ms. Prue and Mr. McGee received additional awards at the same time amounting to $5,161,776, although these benefits were accounted for differently.

         Thus, the total benefits awarded at the time of the ADT Automotive divestiture were, and total cost the Company was, approximately $55,954,455.

         The distribution of this benefit is summarized in the following chart:


       -------------------- ------------------ -------------------- -------------------- -------------------

                                  CASH             VALUE OF            "RELOCATION"            TOTAL
            EMPLOYEES             BONUS           RESTRICTED SHARES     BENEFITS
       -------------------- ------------------ -------------------- -------------------- -------------------

       Kozlowski               $  700,000          $ 8,378,576          $16,488,034         $25,566,610
       Swartz                  $  350,000          $ 4,189,288          $ 8,305,344         $12,844,632
       Foley                   $  100,000          $   113,224          $   422,180         $   635,404
       Gutin                   $  500,000                               $ 2,637,804         $ 3,137,804
       Mattfolk                $  312,500          $   424,590          $   699,746         $ 1,436,836
       McGee                   $  500,000          $   424,590          $ 1,647,181         $ 2,572,771
       Prue                    $  312,500          $   424,590                              $   737,090
       Robinson                $  312,500          $   424,590          $   901,913         $ 1,639,003
       Stevenson               $  312,500          $   424,590          $   717,447         $ 1,454,537
       Other Employees         $  579,000                               $   189,992         $   768,992

                               $3,979,000          $14,804,038          $32,009,641         $50,792,679




         Again, there is no record that this ADT Bonus program or any of its elements, which cost the Company over $55 million, was ever approved, discussed, or even known, by the Compensation Committee or the Board of Directors, despite the fact that Compensation Committee approval was required for the compensation and benefits of executive officers and key managers of the Company. (Definitive Proxy Statement, Form DEF 14A, filed March 1, 2000 at 7.) Since no records exist to suggest the accuracy of the Mr. Kozlowski assertion and since no one member of the Compensation Committee was empowered to bind the entire Committee in any event, the award of the ADT Automotive bonus was also an unauthorized and unilateral award by Mr. Kozlowski.

         As with the TyCom unauthorized bonus, other senior executives were led by Mr. Kozlowski to believe that the ADT Automotive award of restricted shares was a Board-approved program. Mark Foley, Senior Vice President of Finance, produced from his files a memorandum from Mark Swartz, that explains the accounting treatment for approximately $50 million of associated charges. The memo states:

                    The automotive business was sold for $1 billion and generated a one-time gain in excess of $400 million on the books of Tyco. We have decided to award special bonuses to various Tyco employees for their efforts over the past few years in enhancing the value of the Automotive business, and thereby contributing to this gain. Selected employees will receive their bonus in the form of Cash, forgiveness or relocation loans, and/or Tyco Common shares under Tyco's restricted stock program.

         The associated personnel charges were netted against the direct selling costs associated with the ADT Automotive divestiture. The separate awards to two officers received at the same time amounting to $5,161,776 were not booked to the direct selling costs of the ADT Automotive divestiture.

         As was the case with the TyCom Forgiveness Bonus, the unauthorized purported relocation benefits were individually reported on the employee's 2000 W-2s - again on a separate W-2.

         None of these benefits was approved by, or disclosed to, the Compensation Committee or the Board of Directors. Moreover, the existence and extent of the program was concealed from the Board by Mr. Kozlowski who had only a few months earlier signed a proxy solicitation stating that the role of the Compensation Committee included the approval of "all of the policies under which compensation is paid or awarded to the Company's executive officers and key managers." In short, in November 2000, Mr. Kozlowski authorized Tyco to pay cash, award property and restricted shares of Tyco common stock, and purportedly forgive the same relocation loans (and make related tax payments) to those Tyco officers and employees - notwithstanding that the relocation loans of each of these persons had already been paid in full as a result of the September 2000 misappropriation described above.

         The civil action against Mr. Kozlowski referred to above seeks recovery of all funds misappropriated by him from Tyco, including cash, stock and purported "relocation loans" improperly forgiven by Mr. Kozlowski, including all related costs and expenses of benefits bestowed by him on other Tyco personnel. The Company also believes that Mr. Swartz is jointly and severally liable with Mr. Kozlowski for this misappropriation, and intends to seek comparable remedies against Mr. Swartz in arbitration.

                          D. KEY EMPLOYEE LOAN PROGRAM
                             -------------------------

         As previously disclosed in Tyco proxy statements and Forms 10-K, the Key Employee Loan Program was intended to encourage ownership of Tyco common shares by executive officers and other key employees. The Program was intended to provide loans ("KEL" loans) on favorable terms to these officers to enable them to pay taxes due upon the vesting of shares granted under Tyco's restricted share ownership plan without having to sell the shares at the time of vesting to pay the resultant tax liability.

         During the fiscal years from 1997 to the present (the "Relevant Period"), certain executive officers used KEL loans for purposes other than the payment of taxes due upon the vesting of restricted shares, borrowed more than the limits allowed under the program's terms, or both. (Loans that were used for purposes other than the payment of taxes on vested shares are referred to herein as "non-program loans.") Neither the Compensation Committee nor the Board of Directors was aware of any non-program loans or loans in excess of program limits.

         L. DENNIS KOZLOWSKI.
         -------------------

         Mr. Kozlowski, a member of the Tyco Board, a longtime Tyco officer and a signatory of Tyco's annual proxy statements, knew the KEL loan program's stated purpose and its limitation on the amounts that could be borrowed. During the Relevant Period, Mr. Kozlowski borrowed funds for purposes other than those stated in the KEL program and used the KEL program like an unlimited line of credit. In addition to taking non-program loans, Kozlowksi borrowed in excess of the KEL program's limits. Mr. Kozlowski concealed his misuse of the KEL program from the Board and Compensation Committee.

         Mr. Kozlowski's non-program KEL borrowing principally occurred in 1999 and afterwards. As of August 1998, Mr. Kozlowski's total KEL account balance was $132,310. By August 1999, Mr. Kozlowski's outstanding balance had increased to over $55.9 million. By the end of 2001, Mr. Kozlowski had taken over 200 KEL loans - some for millions of dollars, and some as small as $100. Mr. Kozlowski used these loans to purchase, develop and speculate in real estate; to fund investments in various business ventures and partnerships (including private ventures in which both he and Mr. Swartz used Tyco KEL loans to invest); and for miscellaneous personal uses having nothing to do with any taxes due on the vesting of his shares of Tyco stock.

         According to Tyco records excerpted below, approximately 90% of Mr. Kozlowski's KEL loans were non-program loans, which he used to fund his personal lifestyle, including speculating in real estate, acquisition of antiques and furnishings for his properties (including properties purchased with unauthorized "relocation loans"), and the purchase and maintenance of his yacht.

         The following table sets forth each of Mr. Kozlowski's KEL loans, including the journal entry used to describe the purpose for which the money was used and the resulting total loan balance (including both authorized program uses and non-authorized non-program loans), during the Relevant Period. Balances after the date of August 31, 1999, reflect the effect of a $25 million unauthorized credit (discussed INFRA) that has been reversed by Tyco and all balances thereafter should be adjusted accordingly.

                                   KEL ACCOUNT
                               L. DENNIS KOZLOWSKI
                         OCTOBER 1, 1997 - JUNE 30, 2002


   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
  -----                        -----------                          -------             -----------         ---------

   10/01/97 Balance                                                                     $4,096,378.40      $4,096,378.40

   10/01/97 WT LDK                                                                           5,000.00
   10/02/97 WT A. Kozlowski CT Hse Renovation                                              200,000.00
   10/14/97 WT Tiffany's - LDK                                                             200,000.00
   10/17/97 AP Tucker Associates                                                           200,000.00


                                   KEL ACCOUNT
                               L. DENNIS KOZLOWSKI
                         OCTOBER 1, 1997 - JUNE 30, 2002


   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
  -----                        -----------                          -------             -----------         ---------
   10/23/97 FCI Raymond Partners -LDK                                                       79,200.00
   11/07/97 AP Tucker Associates                                                           200,000.00
   11/10/97 WT Karen Mayo -Rye Beach House                                                 100,000.00
   11/24/97 WT LDK                                                                         150,000.00
   12/01/97 WT Woodmeister Corp - Nantucket Property                                        55,000.00
   12/19/97 AP                                                                             100,000.00
   12/29/97 R/C Waldorf rent -Sept                                                        (139,118.04)
   12/29/97 R/C Cavendish White LTD Yachting                                               (10,000.00)
   12/29/97 R/C CT House & Relo                                                           (451,109.50)
   12/29/97 R/C 817 Fifth Ave -Kemp Invoice                                               (249,149.75)
   12/29/97 R/C Nantucket Insurance                                                        (20,174.08)
   12/29/97 R/C Nantucket -Landry Arcori                                                   (96,355.00)
   12/29/97 R/C Nantucket -Wine Cellar                                                     (14,725.00)
   12/29/97 R/C Nantucket -Kemp Invoice                                                    (33,550.00)
   12/29/97 Interest payment 1996                                                          372,768.42
   12/29/97 Wentworth Land/Runneymead                                                    2,262,607.28
   12/29/97 Record Payments -Nantucket Property                                          5,955,336.15
   01/05/98 WT LDK Nantucket -personal                                                      20,000.00
   01/12/98 WT LDK Nantucket -personal                                                     200,000.00
   01/16/98 AP                                                                               5,172.15
   01/21/98 WT LDK Aprea Mare of North America                                              25,000.00
   01/23/98 AP Tucker Associates                                                           100,000.00
   01/30/98 AP                                                                                 250.00
   02/12/98 Full Circle Invest WT -LDK Enclosures Hld                                       30,000.00
   02/12/98 DLJ Minnennium Partners - LDK WT                                                27,157.11
   02/13/98 AP Tucker Associates                                                           100,000.00
   03/06/98 AP                                                                              18,692.62
   03/20/98 AP Tucker Associates                                                            50,000.00
   03/20/98 AP                                                                               1,050.00
   03/31/98 Merrill Lynch for LDK 3/17/98 WT                                               500,000.00
   04/14/98 LDK                                                                            600,000.00
   04/14/98 LDK -taxes                                                                   7,700,000.00
   04/17/98 AP Tucker Associates                                                            50,000.00
   04/24/98 A/P Pars Oriental Rugs                                                             108.00
   04/25/98 Chubb & Son -Insurance Rye property                                                166.00
   04/25/98 Flood insurance for Nantucket property                                           2,761.00
   04/25/98 R/C W/T 1/21/98 Aprea Mare LDK                                                 (25,000.00)
   04/25/98 R/C Bonus portion not invested                                                (429,988.29)
   04/25/98 R/C Merrill Lynch 3/17/98                                                     (500,000.00)
   04/25/98 R/C Kemp Interior                                                                1,347.01
   04/25/98 R/C rent paid on Waldorf -LDK                                                   21,089.96
   04/30/98 A/P Custom Electric 59 Harbor Rd                                                 1,419.19
   05/14/98 Loan-Vesting- 3/25/98 amended W-2 7/97 vesting         $2,847,673.64
   05/15/98 A/P Chubbs (3 invoices)                                                          7,888.00
   05/31/98 RECLASS AMEX LDK PERS ITEMS                                                     66,316.86
   05/31/98 RECLASS LDK RYE NOTE                                                        (2,705,930.00)
   05/31/98 RECLASS FROM KEL TO BOCA NOTE A                                               (600,000.00)
   05/31/98 RECLASS FROM KEL to Furniture & Fixtures                                        (6,868.46)
   05/31/98 RECLASS FROM KEL to miscellaneous expense                                       (4,200.00)
   05/31/98 RECLASS FROM KEL to miscellaneous expense                                      (39,600.00)
   05/31/98 RECLASS FROM KEL to miscellaneous expense                                       (6,331.31)

                                   KEL ACCOUNT
                               L. DENNIS KOZLOWSKI
                         OCTOBER 1, 1997 - JUNE 30, 2002

   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
  -----                        -----------                          -------             -----------         ---------
   05/31/98 RECLASS FROM KEL to deposit re: 60 East 88 Street                              (44,000.00)
   05/31/98 RECLASS FROM KEL to miscellaneous expense                                       (2,173.00)
   05/31/98 RECLASS FROM KEL to miscellaneous expense                                       (4,250.00)
   05/31/98 RECLASS FROM KEL to restructuring costs                                       (137,405.00)
   06/30/98 R/C LDK LOANS TO RYE PROP                                                       (1,527.19)
   06/30/98 Tucker Associates - LDK                                                        142,843.64
   06/30/98 GRINNELL INTERCO CHARGES JUNE                                                      918.83
   06/30/98 R/C Cash item for 817 5th                                                      240,000.00
   07/22/98 Payment                                                (2,847,673.64)
   07/28/98 DLJ Millennium Partners WT -LDK                                                 22,620.25
   07/28/98 Board of Enclosures WT LDK                                                     190,580.31
   07/28/98 Merrill Lynch Pierce Fenner WT LDK                                              50,000.00
   07/28/98 Madred Apt WT LDK (paid by Wormald)                                             14,809.60
   07/31/98 AP Chubb Group of Insurance -LDK                                                 1,615.00
   07/31/98 AP Kemp Interior - LDK                                                           2,110.88
   07/31/98 LDK/NJ SPORTS PARTNERSHIP                                                    1,700,000.00
   07/31/98 LDK LOAN                                                                        60,000.00
   07/31/98 PROPERLY RECORD W/T 7/24/98 LDK                                             59,750,014.00
   07/31/98 R/C LDK VAUGHN & DALE WT 7/2/98                                                 92,500.00
   07/31/98 RECLASS LDK ITEMS                                                             (382,843.64)
   07/31/98 R/C KEMP INTER AND CHUBB LDK                                                    (3,725.88)
   07/31/98 Payment to KEL - LDK                                                       (79,796,686.36)
   08/31/98 AP D.G.C. Livery Corporation -LDK                                                   50.00
   08/31/98 R/C AUDI PURCHASE NY LDK                                                        64,250.00
   09/30/98 R/C INS REFUNDS LDK PROPERTY                                                      (760.00)
   09/30/98 RC LDK NY TRAVEL                                                                   (50.00)
   09/30/98 AP Chubb Group of Insurance-LDK                                                    359.00
   09/30/98 AP Chubb Group of Insurance-LDK                                                  1,118.00
   09/30/98 AP Florida Windstorm Underwriting-LDK                                            7,077.00
   09/30/98 AP S&H 88th Street Associates -LDK                                             277,200.00
   09/30/98 John Munford -K Project                                                         11,094.45
   09/30/98 Psilos Partners                                                                262,500.00
   09/30/98 LDK AMEX PERS ITEMS                                                            131,133.55
    9/30/98 Balance                                                         0.00           821,982.16         821,982.16

   10/01/98 Reclass from Note A -- LDK short-term advance                                  978,756.88
            account
   10/01/98 Marsh & McClennan                                                                4,074.00
   10/01/98 IRA Motor Group W/T Automobile                                                  90,406.04
   10/01/98 A/P Items                                                                       23,043.52
   10/01/98 John Munford Yacht Stylist                                                      31,856.89
   10/01/98 Hinckley Invoice                                                                11,104.18
   10/13/98 Loan- Goldman Sachs capital call                                               154,833.00
   10/18/98 Adjustment                                                                    (310,003.56)
   10/18/98 Vesting                                                 2,134,911.16
   10/18/98 Payment                                                (1,979,909.34)
   10/22/98 Payment                                                  (155,001.82)         (807,855.26)
   10/29/98 Loan- Advance                                                                  100,000.00
   11/01/98 Chubb Group                                                                         14.00
   11/01/98 Progressive                                                                        405.00
   11/01/98 Town of Rye                                                                     11,779.05
   11/01/98 AmEx LDK Personal                                                               80,015.13

                                   KEL ACCOUNT
                               L. DENNIS KOZLOWSKI
                         OCTOBER 1, 1997 - JUNE 30, 2002


   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
  -----                        -----------                          -------             -----------         ---------
   11/01/98 Reclass- Note A - Dave Brownell                                                258,255.44
   11/01/98 Reclass- Herman Ager                                                           (14,000.00)
   12/01/98 GW NJ Sports                                                                 8,300,000.00
   12/01/98 Berkshire Fund V Partnership                                                    19,205.93
   12/01/98 Goldman Sachs                                                                   75,204.60
   12/01/98 Herman Tickets Cabaret                                                           1,000.00
   12/01/98 Taxes Lot 55 Property Sanctuary                                                 21,083.53
   12/01/98 Taxes Lot 70-71 Property Sanctuary                                              38,923.25
   12/01/98 Florida Windstorm Insurance                                                     22,874.00
   12/01/98 Seacoast Underwriters                                                            5,710.42
   12/01/98 TIG Premier Flood Insurance                                                      1,079.00
   12/01/98 Tucker Associates                                                                9,521.42
   12/01/98 Busy Body Home Fitness                                                             859.79
   12/01/98 Chubb Group Insurance                                                              302.00
   12/01/98 Chubb Group Insurance                                                           13,163.00
   12/01/98 Elliot Drafchin Pest Control                                                       125.00
   12/01/98 Florida Power & Light                                                              540.06
   12/01/98 Progressive                                                                        324.00
   12/01/98 Star Trac by Unisen                                                              4,422.70
   12/01/98 Trump Corporation                                                               19,036.12
   12/01/98 Utilities Processing Center                                                        140.00
   12/01/98 Utilities Processing Center                                                         77.16
   12/01/98 Berkshire Fund                                                                  10,548.00
   12/01/98 Admiral Marine Works                                                            17,856.00
   12/01/98 Fulbright & Jaworski                                                           280,000.00
   12/01/98 Bonus Comp. Error                                                               21,223.83
   12/16/98 Loan                                                                           243,562.50
   12/21/98 German Frers                                                                    72,000.00
   12/22/98 Goldman Sachs                                                                   88,476.00
   12/23/98 Loan                                                                           300,000.00
   12/31/98 Chubb Group Insurance                                                             (257.00)
   12/31/98 Florida Windstorm Insurance                                                         (4.00)
   01/01/99 Reclass- Note A                                                                231,298.38
   01/01/99 Sale of Wentworth land                                                        (202,142.92)
   01/01/99 Reclass- Note A                                                               (668,828.83)
   01/01/99 Reclass- TME                                                                    (4,508.10)
   01/01/99 Reclass- TME                                                                   (16,696.68)
   01/01/99 Reclass- Other                                                                 (13,180.92)
   01/01/99 Adj                                                                              3,556.92
   01/01/99 Mellon Deposits                                                                 (3,698.39)
   01/08/99 North Sails                                                                     40,000.00
   01/08/99 Admiral Marine                                                                 227,896.00
   01/13/99 Addison Construction                                                            54,133.31
   01/13/99 Appleby Supurling & Kemper                                                       5,500.00
   01/13/99 Aquatic Isles Pool Service                                                         137.80
   01/13/99 Ares Cleaning Service                                                            3,000.00
   01/13/99 Chubb Insurance                                                                  7,107.00
   01/13/99 Milan Sabouri Expense Report                                                       422.18
   01/13/99 John Taylor Expense Report                                                       1,934.55
   01/13/99 Florida Power & Light                                                            1,500.01
   01/13/99 Marsh & McClennan                                                                  339.00
   01/20/99 Loan                                                                         2,700,000.00

                                   KEL ACCOUNT
                               L. DENNIS KOZLOWSKI
                         OCTOBER 1, 1997 - JUNE 30, 2002


   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
   ----                        -----------                          -------             -----------         ---------
   01/21/99 Psilos Group partners                                                          312,500.00
   01/27/99 Mandel weisman & Kirschner                                                     125,000.00
   01/31/99 Michael Castania Expenses                                                        9,845.45
   01/31/99 Payroll & Fringe KDM                                                            10,583.34
   01/31/99 Florida Windstorm                                                               (4,746.52)
   01/31/99 Lots 70 & 71 sanctuary                                                         (54,133.31)
   01/31/99 RC Kemp Interior 817 5th Ave.                                                   (2,110.88)
   01/31/99 Reclass K Project                                                               72,540.33
   02/05/99 Loan                                                                           675,000.00
   02/19/99 Loan                                                                         5,000,000.00
   02/22/99 FCI Enclosures Partners                                                        168,149.00
   02/28/99 610 Park Ave.                                                                    8,368.36
   02/28/99 Aquagemix Land-Water Tech                                                           99.00
   02/28/99 Aquatic Isles Pool Service                                                         173.25
   02/28/99 Ares Cleaning Service                                                            2,800.00
   02/28/99 Elliott Krafchin Pest Control                                                      125.00
   02/28/99 Florida Power & Light                                                              964.70
   02/28/99 Marsh & McClennan                                                                2,106.00
   02/28/99 Rio Enterprises                                                                  2,800.00
   02/28/99 salary & Fringe-feb                                                              3,528.03
   02/28/99 Mellon Deposit (2/10/99)                                                           (67.00)
   03/31/99 Payroll & Fringe- march                                                          3,528.03
   03/31/99 Aquatic Isles Pool Service                                                          77.00
   03/31/99 Elliot Krafchin Pest Control                                                       125.00
   03/31/99 No explanation                                                                     875.31
   03/31/99 CIP                                                                            (42,951.34)
   03/31/99 610 Park Ave.                                                                    3,074.60
   03/31/99 Return funds to KEL                                                            (96,355.73)
   04/13/99 Loan                                                                        10,500,000.00
   04/19/99 Highland Beach                                                                 500,000.00
   04/30/99 610 Park Ave.                                                                    3,098.10
   04/30/99 Deposit (4/13/99)                                                               (2,252.00)
   05/01/99 Fleet- FBO GTMI                                                                500,000.00
   05/01/99 610 Park Ave.                                                                    3,149.50
   05/31/99 Payroll & Fringe- April                                                          3,528.03
   05/31/99 Payroll & Fringe- May                                                            3,528.03
   06/01/99 Karen Mayo                                                                     949,660.53
   06/01/99 Martian A. Katz Co.                                                          1,085,000.00
   06/01/99 610 Park Ave                                                                       105.37
   06/30/99 Payroll & Fringe- June                                                           3,528.03
   07/01/99 Payroll & Fringe July                                                            3,528.03
   07/02/99 Sirios Capital Partners II                                                   5,000,000.00
   07/19/99 MLPFS                                                                       15,000,000.00
   07/31/99 610 Park Ave.                                                                    3,170.81
   08/12/99 Loan                                                                         1,000,000.00
   08/17/99 GTMI LLC                                                                       500,000.00
   08/23/99 Terrace Food Group                                                             150,000.00
   08/25/99 Terrace Food Group                                                             100,000.00
   08/26/99 Loan                                                                         1,000,000.00
   08/31/99 R/C Salary & Fringe alloc                                                       10,318.74
   08/31/99 610 Park Ave.                                                                    6,149.20
   08/31/99 Addison construction- Highland Beach                                            50,000.00

                                   KEL ACCOUNT
                               L. DENNIS KOZLOWSKI
                         OCTOBER 1, 1997 - JUNE 30, 2002


   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
  -----                        -----------                          -------             -----------         ---------
   08/31/99 Payment- Bonus                                                             (25,000,000.00)
   09/01/99 Reclass- highland Beach Payment                                               (675,000.00)
   09/16/99 Loan                                                                           750,000.00
   09/27/99 K Corp LLC                                                                  13,500,000.00
   09/29/99 Payment- Wire                                                              (38,600,000.00)
   09/30/99 GTMI, LLC                                                                      500,000.00
   09/30/99 Reclass- Note A                                                             (6,481,636.35)
   09/30/99 610 Park Ave.                                                                       17.05
   09/30/99 Salary & Fringe                                                                  3,528.03
   09/30/99 KDM Salary alloc                                                                 5,159.37
   09/30/99 Other adjustments                                                               50,560.79
   09/30/99 Salary & Fringe                                                                  3,528.03

   09/30/99 Balance                                                     0.00                     0.00               0.00

   10/01/99 Sal & Fringe- Oct                                                                3,528.03
   10/31/99 610 Park Ave.                                                                    3,116.64
   10/31/99 Loan                                                                         2,000,000.00
   10/31/99 610 Park Ave.                                                                    3,187.91
   11/01/99 Salary & Fringe- Nov.                                                            3,528.03
   11/12/99 Tyco Int'l Australia- Castania                                                   3,563.07
   11/22/99 Loan                                                                         1,500,000.00
   12/01/99 610 Park Ave.                                                                    3,262.57
   12/31/99 Payment- Share Equivalent (from Program)                                   (10,194,525.47)
   12/31/99 Salary & Fringe                                                                 12,700.00
   01/03/00 Aprea Mare- wire 50% to Note C                                                 109,405.86
   01/31/00 610 Park Ave                                                                     3,074.60
   01/31/00 Salary & Fringe                                                                 11,641.66
   01/31/00 Reclass- from AR                                                               865,606.33
   01/31/00 Reclass- from Note A                                                        18,631,824.63
   01/31/00 Reclass- from TME (FIT)                                                      1,500,000.00
   01/31/00 loan- KDM Salary                                                                 8,284.37
   02/01/00 Payment Stock                                                              (14,344,076.48)
   02/01/00 Various                                                                          1,739.10
   02/28/00 Salary & Fringe                                                                 11,641.66
   02/28/00 610 Park Ave.                                                                    6,819.70
   03/31/00 610 Park Ave.                                                                    3,324.60
   03/31/00 Various                                                                         11,641.66
   04/01/00 Various                                                                         (1,514.74)
   04/24/00 Loan                                                                         1,000,000.00
   04/30/00 610 Park Ave.                                                                    3,367.55
   04/30/00 Various                                                                         11,641.66
   05/31/00 610 Park Ave.                                                                    3,622.78
   05/31/00 S Harrison Landscape                                                               424.00
   05/31/00 Tucker Associates                                                               50,000.00
   05/31/00 Salary & Fringe                                                                 11,641.66
   06/06/00 Loan                                                                         2,000,000.00
   06/16/00 Loan                                                                           350,000.00
   06/30/00 Salary & Fringe                                                                 11,641.66
   06/30/00 610 Park Ave.                                                                    3,373.10
   07/01/00 NY Dept of Finance                                                              40,959.81
   07/07/00 Loan                                                                         4,000,000.00

                                   KEL ACCOUNT
                               L. DENNIS KOZLOWSKI
                         OCTOBER 1, 1997 - JUNE 30, 2002


   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
  -----                        -----------                          -------             -----------         ---------
   07/11/00 Paul, Weiss Rifkind                                                            200,000.00
   07/21/00 Loan                                                                         2,000,000.00
   07/31/00 610 Park Ave                                                                     3,436.58
   07/31/00 Salary & Fringe                                                                 11,641.66
   08/01/00 K. McRae Salary                                                                 12,700.00
   08/01/00 Correct CIP Items                                                              942,570.00
   08/01/00 Correct CIP Items                                                             (118,100.00)
   08/15/00 Loan                                                                         2,000,000.00
   08/31/00 610 Park Ave.                                                                    3,431.96
   08/31/00 Salary & Fringe                                                                 11,641.66
   09/29/00 Payment- Wire                                                              (12,725,855.04)
   09/30/00 Vesting                                                 5,025,986.95
   09/30/00 Payment                                                (5,026,990.42)
   09/30/00 610 Park Ave.                                                                    3,449.04
   09/30/00 Reclass to Non- Program                                     1,003.47            (1,003.47)
   09/30/00 Salary & Fringe                                                                 11,641.66

   09/30/00 Balance                                                         0.00                 0.00               0.00

   10/31/00 610 Park Ave.                                                                      133.96
   10/31/00 Salary & Fringe                                                                 54,416.66
   10/31/00 vesting                                                 9,259,225.96
   10/31/00 Loan- vesting                                          (9,259,225.96)
   11/01/00 vesting                                                 2,467,490.63
   11/01/00 loan-vesting                                           (2,467,490.63)
   11/01/00 Salary & Fringe                                                                 11,641.66
   12/29/00 Cambridge University                                                         1,000,000.00
   12/31/00 Salary & Fringe                                                                 20,137.50
   12/31/00 Salary & Fringe                                                                 20,137.50
   12/31/00 Salary & Fringe                                                                 10,866.61
   12/31/00 Salary & Fringe                                                                 40,246.70
   01/01/01 Salary & Fringe                                                                 14,816.66
   02/01/01 Salary & Fringe                                                                 12,700.00
   03/01/01 Salary & Fringe                                                                 12,700.00
   03/01/01 Reclass- K IV                                                                  933,736.47
   03/01/01 Reclass- K IV                                                                1,317,493.27
   04/12/01 Loan                                                                        13,760,000.00
   04/18/01 Loan                                                                           149,109.93
   04/30/01 Salary & Fringe                                                                 12,700.00
   05/01/01 Interest rolled into principal                                                 209,858.78
   05/18/01 Loan- wire                                                                     393,635.27
   05/31/01 Salary & Fringe                                                                 12,700.00
   05/31/01 Salary & Fringe and Adj                                                        (40,275.00)
   06/07/01 Loan- wire                                                                   5,038,000.00
   06/30/01 Salary & Fringe                                                                 12,700.00
   07/10/01 Reclass and Adj-salary & fringe                                                 10,855.00
   07/10/01 Reclass and Adj- salary & fringe                                               (11,558.35)
   07/10/01 Reclass and Adj                                                                (42,775.00)
   08/09/01 Payment- wire                                                               (8,219,650.00)
   08/13/01 Payment - Sale Proceeds                                                       (292,175.00)
   08/31/01 Reclass- from K IV to Tyco Sailing                                          (2,644,865.01)
   08/31/01 Reclass to AR- Interest                                                       (209,858.78)

                                   KEL ACCOUNT
                               L. DENNIS KOZLOWSKI
                         OCTOBER 1, 1997 - JUNE 30, 2002


   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
  -----                        -----------                          -------             -----------         ---------
   08/31/01 Salary & Fringe- Ares ($65,024 less $95149.69)                                 (30,125.69)
   08/31/01 Salary & Fringe                                                                  8,163.75
   09/27/01 Payment- Wire (includes interest)                                          (10,286,175.00)
   09/30/01 see jnl 9424 4/18/01;  Wire K IV                                              (149,109.93)
   09/30/01 Other adjustments                                                             (130,048.00)
   09/30/01 Adjust                                                                            (133.96)
   09/30/01 Reclass- Cambridge                                                          (1,000,000.00)

   09/30/01 Balance                                                         0.00                 0.00               0.00

   11/02/01 vesting                                                 2,446,623.99
   11/02/01 loan-vesting                                           (2,446,623.99)
   11/07/01 vesting                                                 3,229,872.33
   11/07/01 loan-vesting                                           (3,229,872.33)
   12/18/01 Loan- Wire                                                                  10,000,000.00
   12/19/01 Richard Green (Fine Paintings)                                               8,800,000.00
   01/03/02 Alexander Apsis Fine Art                                                     3,950,000.00
   01/10/02 Loan- Wire                                                                   3,500,000.00
   01/22/02 Vesting                                                 1,394,889.28
   01/22/02 Payment                                                (1,394,889.28)
   01/22/02 Payment                                                                     (6,709,539.03)
   01/31/02 Reclass- Shakleton                                                            (700,000.00)
            JE to correct 8/99 entry                                                    25,000,000.00
   06/30/02 Balance                                                                    $43,840,460.97     $43,840,460.97


                              RECAP OF ALL ACTIVITY


   DATE                        DESCRIPTION                          PROGRAM             NON-PROGRAM         BALANCES
  -----                        -----------                          -------             -----------         ---------

   10/01/97 Beginning Balance                                              0.00         $4,096,378.40    $4,096,378.40
            Loans and reclassifications from other accounts      $28,807,677.41        241,301,395.81   270,109,073.22
            Payments and reclassifications to other accounts     (28,807,677.41)      (201,557,313.24) (230,364,990.65)
   06/30/02 Final Balance                                                  0.00        $43,840,460.97   $43,840,460.97

         Because Mr. Kozlowski generally abandoned his investment in the Company by selling substantially all of his restricted shares when they vested (or shortly thereafter - thus violating both the spirit and the letter of the KEL program), all of his loans are now due and payable. As described above, Mr. Kozlowski was indicted on September 12, 2002 for using the KEL loan program as a vehicle for misappropriating millions of dollars from Tyco. Mr. Kozlowski's total principal outstanding balance under the KEL program (including adjustments for improperly classified loans), as of June 30, 2002, was approximately $43,841,000, plus accrued interest.

         MARK H. SWARTZ

         As Chief Financial Officer since 1995, a Tyco director since 2001, and signatory of Tyco's Proxy Statements, Mr. Swartz knew the authorized purpose for the KEL program and of the limits on the amounts that could be borrowed under the program. Mr. Swartz was responsible for approving and monitoring the KEL loans of senior management, including Mr. Kozlowski's KEL loans. As such, he was aware of the nature and extent of Mr. Kozlowski's loans. As a Tyco director, Mr. Swartz was responsible for reporting any issues relating to those loans to the Compensation Committee.

         Mr. Swartz, like Mr. Kozlowski, borrowed millions in non-program loans. Like Mr. Kozlowski, Mr. Swartz used those unauthorized loans to purchase, develop and speculate in real estate; to fund investments in various business ventures and partnerships (including private ventures in which both he and Mr. Kozlowski used Tyco KEL loans to invest); and for miscellaneous personal uses having nothing to do with the ownership of Tyco stock. In general, Mr. Swartz's loans were for short duration and he generally reduced his indebtedness to zero each year.

         The following table sets forth each of Mr. Swartz's KEL loans, including the journal entry used to describe the purpose for which the money was used and the resulting total loan balance (including both authorized program uses and non-authorized non-program loans), during the Relevant Period. Balances after the date of August 31, 1999, reflect the effect of a $12.5 million unauthorized credit (discussed INFRA) that has been reversed by Tyco and all balances thereafter should be adjusted accordingly.


                                                      KEL ACCOUNT
                                                    MARK H. SWARTZ
                                            OCTOBER 1, 1997 - JULY 18, 2002

     DATE                   DESCRIPTION                             PROGRAM            NON-PROGRAM            BALANCES
     ----                   -----------                             -------            -----------            --------
   10/01/97   Balance                                                                   $81,175.90           $81,175.90

   01/30/98   WT MHS 50% Relo 50% KEL                                                  $400,000.00
   04/14/98   MHS--taxes                                                              3,000,000.00
   05/12/98   Reloc/KEL Swartz                                                          858,830.58
   05/14/98   Loan--Vesting                                    1,601,703.04
   07/15/98   Reclass MHS Items for KEL                                               6,677,872.11
   07/15/98   Payment to KEL                                                        (34,365,398.96)
   07/22/98   Repayment of FICA                                                         (81,175.90)
   07/22/98   Payment--Shares                                 (1,601,703.04)
   07/24/98   Properly record W/T                                                    23,428,696.00
   07/31/98   Misc Adjustment                                                                 0.27

   09/30/98   Balance                                                  0.00                   0.00                 0.00

   10/22/98   Vesting
   10/22/98   Stock Sale
   10/22/98   Vesting
   10/22/98   Payment--Share Equivalent                       (1,538,914.26)
   10/22/98   Loan-Vesting                                       895,285.53
   10/22/98   Payment--Share Equivalent                         (895,285.53)
   10/22/98   Loan--Refund Overpayment                         1,538,914.26
   04/13/99   Loan                                                                    4,300,000.00
   04/19/99   Loan--Highland Beach                                                      625,000.00


                                       28

                                                      KEL ACCOUNT
                                                    MARK H. SWARTZ
                                            OCTOBER 1, 1997 - JULY 18, 2002

     DATE                   DESCRIPTION                             PROGRAM            NON-PROGRAM            BALANCES
     ----                   -----------                             -------            -----------            --------

   05/01/99   Loan-Fleet FBO GTMI                                                       500,000.00
   07/02/99   Loan-Siros Cap Ptrs.                                                    1,000,000.00
   07/19/99   Loan--MLPFS                                                            10,000,000.00
   07/19/99   Loan--KMS Family Trust 1999                                               500,000.00
   08/01/99   R/C Salary/Fringe alloc K. McRae                                           10,318.74
   08/01/99   Addison Construction--Highland Beach                                       50,000.00
   08/17/99   GTMI LLC                                                                  500,000.00
   08/23/99   Loan--Terrace Food Group                                                  150,000.00
   08/25/99   Loan--Terrace Food Group                                                  100,000.00
   08/31/99   Payment--Bonus                                                        (12,500,000.00)
   09/03/99   Loan--Salary alloc. K. McRae                                                5,159.37
   09/20/99   Loan                                                                      200,000.00
   09/29/99   Payment                                                                (5,440,478.11)
   09/30/99   GTMI LLC                                                                  500,000.00
   09/30/99   Reclass to BOCA RELOC                                                    (500,000.00)

   09/30/99   Balance                                                  0.00                  (0.00)               (0.00)

   10/01/99   Mandell, Weisman & Kirschner                                              285,000.00
   11/01/99   Reclass to Note A                                                        (285,000.00)
   01/31/00   Loan--loss aprea mare                                                     109,405.85
   01/31/00   Loan--KDM Salary                                                            8,284.37
   01/31/00   Loan                                                                    1,000,000.00
   01/31/00   Payment--share equivalent                                              (1,000,000.00)
   01/31/00   Reclass                                                                    (8,284.37)
   09/11/00   Payment--wire                                                            (109,405.85)
   09/30/00   Balance                                                  0.00                  (0.00)               (0.00)

   10/24/00   Vesting                                          4,629,612.97
   11/01/00   Vesting                                          1,233,745.32
   11/02/00   Payment--Share Repurchase                       (4,629,612.97)
   11/02/00   Payment--Share Repurchase                       (1,233,745.32)
   04/12/01   Loan                                                                    6,500,000.00
   08/08/01   Payment--wire                                                          (4,109,825.00)
   08/13/01   Payment--wire                                                            (146,087.50)
   09/27/01   Payment--wire                                                          (2,244,087.50)

   09/30/01   Balance                                                  0.00                   0.00                (0.00)

   11/02/01   Vesting                                          1,368,072.57
   11/02/01   Payment--wire                                   (1,368,072.57)
   11/07/01   Loan--Chase Manhattan                                                   6,500,000.00
   11/29/01   Loan                                                                    6,000,000.00
   12/06/01   Payment--wire                                                          (6,000,000.00)
   12/26/01   Loan                                                                      500,000.00
   01/07/02   Vesting                                          1,617,559.80
   01/09/02   Payment--wire                                   (1,617,559.80)
   06/10/02   Payment (includes interest)                                            (7,000,000.00)
   07/18/02   JE to correct 8/99 entry                                               12,500,000.00
   07/18/02   JE to reverse 5/6/02 purchase of 30 E 85 St.                           (9,646,975.00)
   07/18/02   Balance                                                                 2,853,025.00

                                                 RECAP OF ALL ACTIVITY
                                                 ---------------------

     DATE                      DESCRIPTION                             PROGRAM             NON-PROGRAM          TOTAL
     ----                      -----------                             -------             -----------          -----
   10/01/97   Beginning Balance                                              0.00            $81,175.00       $81,175.00
              Loans and reclassifications from other accounts      $12,884,893.49         86,208,567.29    99,093,460.78
              Payments and reclassifications to other accounts     (12,884,893.49)       (83,436,718.19)  (96,321,611.68)
   07/18/02   Final Balance                                                  0.00          2,853,025.00     2,853,025.00

         Mr. Swartz also generally abandoned his investment in the Company by selling substantially all of his restricted shares when they vested or shortly thereafter - thus violating both the spirit and the letter of the KEL program. As described above, Mr. Swartz was indicted on September 12, 2002 for conspiring with Mr. Kozlowski to use the KEL loan program as a vehicle for misappropriating millions of dollars from Tyco. Mr. Swartz's total principal outstanding balance under the KEL program (including adjustments for improperly classified loans), as of July 18, 2002 was approximately $2,853,025, plus accrued interest.

         OTHER EXECUTIVE OFFICERS.

         Following is a summary of KEL borrowing by other executive officers during the Relevant Period.

         MARK A. BELNICK. Mark Belnick borrowed a total of $8,603,218 under the KEL program during the Relevant Period. None of Mr. Belnick's KEL loans is outstanding.

         JERRY R. BOGGESS. Mr. Boggess borrowed a total of $4,461,645 under the KEL program during the Relevant Period. None of Mr. Boggess's outstanding loans is outstanding.

         NEIL R. GARVEY. Mr. Garvey borrowed a total of $1,342,572 under the KEL program during the Relevant Period. None of Mr. Garvey's KEL loans is outstanding.

         STEPHEN B. MCDONOUGH. Mr. McDonough borrowed a total of $675,767 under the KEL program during the Relevant Period, all of which was for authorized purposes. His current outstanding loan balance as of June 30, 2002 was $113,767.

         ROBERT MEAD. Mr. Mead borrowed various amounts under the KEL program during the Relevant Period, for authorized purposes. None of Mr. Mead's KEL loans is outstanding.

         RICHARD J. MEELIA. Mr. Meelia borrowed various amounts under the KEL program during the Relevant Period, all of which were for authorized purposes. None of Mr. Meelia's KEL loans is outstanding.

         The civil action against Mr. Kozlowski, noted above, seeks to recover the unpaid balances owed by Mr. Kozlowski, plus interest and costs, and all other expenses and costs incurred by the Company as a result of his approval of unauthorized loans. The Company is taking steps to recover any other unauthorized loan amounts, including interest. Tyco is also currently evaluating the KEL program in light of the recent enactment of a prohibition upon loans by public companies to directors and executive officers.

         E. ATTEMPTED UNAUTHORIZED CREDITS TO KEY EMPLOYEE LOAN ACCOUNTS

         In August 1999, at Mr. Kozlowski's and Mr. Swartz's direction, entries were made in Tyco's KEL records that purported to reduce $25,000,000 of Mr. Kozlowski's outstanding KEL indebtedness, $12,500,000 of Mr. Swartz's KEL indebtedness, and $1,000,000 of the KEL indebtedness of another employee. This was done without the knowledge or approval of the Compensation Committee.

         Mr. Kozlowski, through his attorneys, has acknowledged to Tyco that he sought no approvals for these credits and that, if they were entered as a credit to his KEL account, it was done so improperly. Mr. Swartz was advised that the credit was unauthorized and has also agreed to repay his forgiven indebtedness with interest. Thus Tyco has reversed these unauthorized entries, after notice to investigating authorities.

         Tyco's civil action against Mr. Kozlowski includes claims to recover these amounts based upon these unapproved credits, with interest, and all related costs and expenses of these unauthorized transactions. Mr. Swartz has repaid most of his indebtedness and reduced his KEL balance to approximately $3 million.

         F. EXECUTIVE COMPENSATION

         Mark A. Belnick was hired as Tyco's Chief Corporate Counsel in August 1998. Mr. Kozlowski sent Mr. Belnick a letter confirming their agreement concerning employment and compensation. The letter described Mr. Belnick's cash compensation as "a base salary of $700,000 per year; a sign-on bonus of $300,000; a guarantee cash bonus of $1,500,000 the first year; $1,000,000 the second year; and $1,000,000 the third year, with his first bonus payable with the fiscal year end September 30, 1999." The letter also gave Mr. Belnick 100,000 restricted Tyco shares, vesting over three years, and 500,000 options, also vesting over three years. Mr. Kozlowski submitted this letter to Tyco's Human Resources department as the actual agreement of the parties.

         In fact, Messrs. Kozlowski and Belnick had secretly agreed to additional terms that tied Mr. Belnick's compensation to Mr. Kozlowski's compensation, thereby giving Mr. Belnick an undisclosed incentive to aid and facilitate Mr. Kozlowski's improper diversion of Company funds to Mr. Kozlowski's personal benefit. The undisclosed terms of Messrs. Kozlowski's and Belnick's agreement were incorporated in a letter - also dated August 19, 1998 and signed by Mr. Kozlowski - which Mr. Kozlowski did not disclose to the Tyco Board, the Board's Compensation Committee, or the Tyco Human Resources department. Mr. Belnick did, however, keep a copy of the undisclosed agreement in his personal office. The undisclosed version of Mr. Belnick's agreement with Mr. Kozlowski included a provision that Mr. Belnick's bonus would not be less than

1/3 of Mr. Kozlowski's bonus. The second version also included two additional paragraphs, which provided:

                  You will also be entitled to participate in and benefit from (proportionate to your position) all existing and future benefit plans and programs that are available for senior executive officers of the Company. Accordingly, among other benefits, you will be entitled to participation in Tyco's relocation program to New York City, participation in the Company's 401(k) Plan, the use of a car and either a Company loan or a re-load of restricted shares in connection with your tax liability on the same of previously restricted shares.

                  If for any reason the relationship does not work out to your or the Company's satisfaction and you leave the Company prior to September 30, 2001, the Company will pay you until then your base salary and guaranteed cash bonuses, less the sign-on bonus, (regardless of your income or earnings from other employment). You would also retain in full the sign-on bonus, restricted shares (whether or not still restricted) and your stock options.

         In April 2000, Mr. Kozlowski awarded Mr. Belnick 100,000 restricted shares of stock, with 50,000 shares vesting on September 30, 2000 and 50,000 shares vesting on September 30, 2001. In July 2000, Mr. Kozlowski awarded Mr. Belnick an additional cash bonus of $2 million, separate from and in addition to his agreed upon bonus (which Mr. Belnick now claimed was $2 million); along with an additional grant of 200,000 shares of restricted stock - all vesting one year later. None of this additional compensation was reported to, or approved by, the Board or its Compensation Committee.

         Adding the $4 million in bonuses to Mr. Belnick's base compensation made Mr. Belnick one of Tyco's four highest paid executive officers other than the chief executive officer. In fact, adding just the $2 million guaranteed bonus to Mr. Belnick's other compensation would have put him in that category.

         Tyco's proxy statement for fiscal 2000 did not disclose Mr. Belnick's compensation. In order to avoid disclosing his compensation, Mr. Belnick caused $1 million of the $2 million guaranteed bonus to be characterized as a special bonus, purportedly relating to a transaction with TyCom. As a result of this reclassification, $3 million of Mr. Belnick's bonuses was considered non-recurring and was thus excluded from the computation of Tyco's four highest paid executives, dropping Mr. Belnick out of that category.

         Mr. Belnick's actual compensation in 1999, 2000 and 2001 was as follows:

         1999: $700,000 base salary; $1,500,000 guaranteed bonus; $179,990 in loan interest forgiveness; $3,388,258 in restricted stock vesting; and $1,906,799 in proceeds from the exercise of stock options (of a total of 1,000,000 options granted); total compensation (after adjustments for deferred compensation and other matters, but excluding unexercised stock options): $6,916,004

         2000: $750,000 base salary; $2,000,000 guaranteed bonus (though $1,000,000 was re-classified as a "special bonus"); $2,000,000 in another "special bonus"; $231,445 in loan interest forgiveness; $197,485 in gross-up payments to compensate for taxes on the imputed income from his loan interest forgiveness; $6,035,803 in restricted stock vesting, and new options to purchase 200,000 shares of stock; total compensation (after adjustments for deferred compensation and other matters, but excluding unexercised stock options): $10,442,331

         2001: $762,500 base salary; $50,000 in an undefined "special bonus"; $300,010 in loan interest forgiveness; $255,420 in gross-up payments to compensate for taxes on the imputed income from his loan interest forgiveness; $15,592,042 in restricted stock vesting; and more options to purchase 200,000 shares of stock; total compensation (after adjustments for deferred compensation and other matters, but excluding unexercised options): $16,973,344

         Upon learning of the facts regarding Mr. Belnick's income, and his additional borrowing of over $14.4 million in zero-interest "relocation loans" for which he did not qualify (described above in Relocation Programs) and which were not approved by the Compensation Committee, and other misconduct, Tyco on June 17, 2002 filed a civil action against Mr. Belnick in the United States District Court for the Southern District of New York, TYCO INTERNATIONAL LTD. V. MARK A. BELNICK, No. 02-CV-4644 (SWK). That action asserts claims for breach of fiduciary duty and other wrongful conduct, and seeks damages in the form of recovery of unauthorized compensation, forfeiture of all compensation, consequential damages, a constructive trust, an accounting, and punitive damages.

         G. PERQUISITES

         During the Relevant Period, both Mr. Kozlowski and Mr. Swartz each received auto and aircraft perquisites from Tyco that, in the aggregate, exceeded $50,000 per year. The annual amounts for those years were as follows:

                          1998              1999              2000              2001
                        --------          --------          --------          --------
    Kozlowski           $52,667           $79,509           $113,822          $203,333
    Swartz              $59,977           $87,971            $83,913          $162,900

         These perquisites were reported on their W-2s and required to be reported in a proxy to the extent they exceeded $50,000. However, these amounts were not reported in the proxy because Mr. Kozlowski and Mr. Swartz represented that they would reimburse the Company for amounts in excess of $50,000. However, in most cases Messrs. Kozlowski and Swartz failed to reimburse the Company for all perquisites in excess of $50,000.

         In addition, Mr. Kozlowski caused Tyco to make available to him various properties that the Company owned for his purported business use. Tyco has now discovered that Mr. Kozlowski periodically made personal use of the following properties at the following times: 10 Runnymede, North Hampton, NH (post July 6,
2000); 471 East Alexander Palm Rd., Boca Raton, FL (from 1997 to 2001); 817 Fifth Avenue, NY, NY (from 1996 to 2001); 950 Fifth Avenue, NY, NY (from 2001 to
2002); 167 Little Harbor Rd., New Castle, NH (from 1995 to 2002). The value of these personal uses that had no colorable benefit to the Company was also not reported. In its civil action against Mr. Kozlowski, Tyco seeks to recover for all personal use of business properties.

         H. SELF-DEALING TRANSACTIONS AND OTHER MISUSES OF CORPORATE TRUST

         KOZLOWSKI EVIDENCE TAMPERING. At least for the last five years, Mr. Kozlowski has systematically abused his position and caused Tyco to expend funds for his personal benefit, which did not advance the Company's interest in any colorable way. For example, after his violation of the sales tax rules led to the service of a subpoena on the Company, he caused Tyco not to comply with a subpoena. Concerned only with protecting his wrongdoing from discovery, he tampered with evidence subject to a subpoena, and risked exposing the Company to an obstruction of justice claim.

         KOZLOWSKI BARGAIN SALE. Upon Mr. Kozlowski's instructions, a Tyco subsidiary purchased a cooperative apartment in New York City in November 1998 for $5,547,248 and made subsequent improvements to it. Without authorization from, or approval by, the Board or its Compensation Committee, Mr. Kozlowski purchased this property from the Tyco subsidiary in May 2000 at the depreciated book value of $7,011,669, rather than its then current market value. In its civil action against Mr. Kozlowski, Tyco seeks to recover for this bargain sale.

         OVERPAYMENT TO KOZLOWSKI. Without disclosure to, or approval by, the Board or its Compensation Committee, Mr. Kozlowski and others caused a Tyco subsidiary to purchase property in Rye, New Hampshire from Mr. Kozlowski on July 6, 2000 for approximately $4,500,000. After an appraisal in March 2002 valued the property at $1,500,000, Tyco wrote down the carrying value of the property to the appraised value and charged Mr. Kozlowski's $3,049,576 overpayment to expense. In its civil action against Mr. Kozlowski, Tyco seeks to recover this overpayment.

         KOZLOWSKI NON-LEGITIMATE BUSINESS EXPENSES. Mr. Kozlowski also used millions of dollars of Company funds to pay for his other personal interests and activities during the Relevant Period, including a $700,000 investment in the film "Endurance"; more than $1 million for an extravagant birthday party celebration for his wife in Sardinia; over $1 million in undocumented business expenses, including a private venture (West Indies Management - $134,113); jewelry ($72,042); clothing ($155,067); flowers ($96,943); club membership dues ($60,427); wine ($52,334); and an undocumented $110,000 charge for the purported corporate use of Mr. Kozlowski's personal yacht, "Endeavour." In its civil action against Mr. Kozlowski, Tyco seeks to recover for these improperly expensed reimbursements.

         KOZLOWSKI CHARITABLE CONTRIBUTIONS FOR PERSONAL BENEFIT. Also during the Relevant Period, Mr. Kozlowski caused Tyco to make donations or pledges to charitable organizations totaling over $106 million. Of this total, at least $43 million in donations were represented in transmittal letters or otherwise as Mr. Kozlowski's personal donations, or were made using the Company's funds for Mr. Kozlowski's personal benefit. Mr. Kozlowski's letters accompanying these donations or pledges often indicated that they were made "on behalf of L. Dennis Kozlowski," such as a 1997 pledge to Seton Hall University that enclosed a $1 million Tyco check with a letter signed by Mr. Kozlowski that referred to "my pledge to Seton Hall University." Mr. Kozlowski made two other million-dollar pledges to schools under his own name but using Tyco funds, and made several other pledges that were publicly announced as being from Mr. Kozlowski, or in which a facility was named after him or his family, even though he had used Tyco's money to make the pledge.

         Most egregiously, in 2001 Mr. Kozlowski donated to the Nantucket Conservation Foundation, Inc. a total of $1,300,000 in Company money. The donation was used partially to purchase 60 acres of property called "Squam Swamp" adjacent to Mr. Kozlowski's own Nantucket estate on Squam Road. The effect of this gift was to preclude future development of the land and thereby increase the value of Mr. Kozlowski's home.

         In its civil action against Mr. Kozlowski, Tyco seeks to recover from Mr. Kozlowski for the personal benefit he received from these contributions.

         WALSH PAYMENT. In early 2001, Frank E. Walsh, Jr., Tyco's Lead Director and the former Chairman of its Compensation Committee, recommended to the Board that Tyco acquire a financial services company, and later proposed that he introduce Mr. Kozlowski to the Chairman and CEO of The CIT Group, a large financial services company. Subsequent negotiations led to an agreement for Tyco to acquire CIT, which closed in June 2001. After the terms of the CIT transaction had been agreed to, Mr. Kozlowski caused Tyco to pay to and for the benefit of Mr. Walsh a $20 million fee for his role in the transaction.

         Mr. Kozlowski told Mr. Walsh, and Mr. Walsh agreed, that they should conceal this payment from the Board. None of Tyco's directors (other than Messrs. Kozlowski, Swartz and Walsh) was aware of the Mr. Walsh payment until early January 2002, at which time they confronted Mr. Kozlowski and Mr. Walsh and demanded that the money be returned immediately. Mr. Walsh refused, was not renominated for election to the Board, and his term expired as of the 2002 annual meeting.

         The Board never ratified the Walsh payment, then or later.
Rather, it began a review of executive compensation and Kozlowski's conduct that culminated in the retention of the Boies Firm as special counsel for the Company to bring claims against Mr. Walsh seeking to recover the improper fee.

         SWARTZ BREACH OF NOMINEE AGREEMENT. Since April 2000, Mr. Swartz has lived in a Tyco-owned apartment at 30 E. 85th Street, New York. On May 6, 2002, he caused the


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

Company to enter a notation in its books and records purporting to transfer title to that apartment, including fixtures and furniture, to himself at its depreciated book value of $9,646,975, which Swartz paid in cash. No appraisal was performed in connection with this transfer. The transaction was not authorized, and on July 18, 2002 Mr. Swartz agreed to reverse that transaction. Title to the apartment was never conveyed to Mr. Swartz, and Tyco continues to hold title to the apartment. Swartz's KEL account has been credited $9,646,975 to reflect this reversal.

         SWARTZ PERSONAL EXPENSE REIMBURSEMENT. On March 1, 2002, without approval by the Compensation Committee or the Board, Mr. Swartz caused Tyco to pay him a reimbursement of $1.2 million to cover lost deposits on personal real estate transactions involving apartments in Trump Tower on 5th Avenue in New York. Tyco will seek to recover this improper reimbursement in arbitration.

         COMPENSATION COMMITTEE DECEPTIONS. On June 22, 2001, Tyco acquired 15 million shares of Flag, a telecom company for $11,421,810 cash and 5,580,647 TyCom shares. The Company reported a $79,364,700 gain associated with the swap of TyCom shares for the Flag equity. As a result of the gain, purportedly as another bonus, accelerated vestings of restricted shares were made to various key individuals.(1) Each of the executives involved in the grant of restricted shares sold the shares back to the Company's Newington subsidiary on June 20, 2001 and received wire transfers to their personal accounts in the amounts indicated in the note below, justified on the basis that the transaction resulted in a $79 million gain to TyCom. The Compensation Committee approved and certified the vesting of 290,000 shares for Messrs. Kozlowski and Swartz only on October 1, 2001 "in conjunction with the gain . . ." on the Flag transaction. The total cost to the Company related to the award of these shares was $15,378,700. However, by the end of the quarter (September 30, 2001) and prior to the October 1, 2001 certification by the Compensation Committee, the value of the Flag stock decreased substantially, to the point that it was impaired, thus undermining the basis on which the special bonus vesting was approved.

         Neither Messrs. Kozlowski nor Swartz, who were both members of the Board of Directors during this time period, ever disclosed this impairment or the full circumstances of the Flag transaction to the Compensation Committee. Their entitlement to these bonuses was predicated upon a failure to disclose relevant facts for their own personal benefit.

         Other examples of self-dealing and serious breaches of fiduciary duties owed to Tyco by Mr. Kozlowski, in particular his deceptions to the Compensation Committee resulting in the accelerated vesting of his own and other executives' shares of restricted stock and his entitlement to executive benefits, are the subject of litigation in Tyco's civil suit against Mr. Kozlowski and are detailed in that complaint. TYCO INTERNATIONAL LTD. AND

-------------
(1) Kozlowski (155,000 shares with a vesting value of $8,219,650); Swartz (77,500 shares with a vesting value of $4,109,825); Foley, Prue, Robinson, and Stevenson (each received 13,500 shares with vesting values of $715,905 each); and MacKay (3,500 shares with a vesting value of $185,605) for an aggregate cost of $15,378,700.

TYCO INTERNATIONAL (US) INC. V. L. DENNIS KOZLOWSKI, No. 02-CV-7317 (TPG), attached as Exhibit 99.8 to this report. Messrs. Kozlowski's and Swartz's failure to inform the Board of their own, or each other's, acts of self dealing was a breach of their fiduciary duties both as members of the Board and executives of the Company.

I.       INFORMATION CONCERNING OTHER TRANSACTIONS BETWEEN TYCO AND ITS
         DIRECTORS

         In August 1999, Tyco sold assets from its flow control products division to DLJ Merchant Banking Partners II, an investment partnership in which John F. Fort III, a Tyco director, was an equity investor. Mr. Fort disclosed his interest in the prospective purchaser at the time, recused himself and did not participate in the negotiation of this transaction, and abstained from voting on the transaction when Tyco's Board of Directors approved it. Mr. Fort's equity interest in the investment partnership was considerably less than ten per cent.

         Following the Tyco/ADT merger in 1997, Lord Ashcroft KCMG, a Tyco director and the former Chief Executive Officer of ADT, offered for sale his residential property in Boca Raton, Florida. Mr. Kozlowski, who was then contemplating a move to Boca Raton negotiated to buy Lord Ashcroft's property. A sale of the property was consummated on October 24, 1997 for $2.5 million. Lord Ashcroft has advised the Company that he understood at the time that he was selling the property to Mr. Kozlowski, and did not know until more than two years later that the purchaser of the property was a Tyco subsidiary, ADT. Upon learning of the true identity of the purchaser, Lord Ashcroft inquired of Tyco's management, CFO Mark Swartz, whether the transaction should be disclosed in the Company's proxy and Mr. Swartz informed him that because Tyco explored competitive alternatives prior to purchasing his property, it did not consider the transaction reportable. Tax records confirm that the property was sold for at or near fair market value.

         In April 1996, John F. Fort III sold to Mr. Kozlowski a property at 59 Harbor Road, Rye, New Hampshire where Mr. Fort had resided while CEO of Tyco. Immediately prior to the closing in April 1996, Mr. Fort was notified that the actual purchaser would be the GV Realty Trust, which Mr. Kozlowski represented as his own realty trust in which he was the sole beneficiary. Although GV Realty Trust was owned by Mr. Kozlowski, he caused Tyco to book the purchase to a general ledger Tyco account. However, before the end of the year, the entry was reversed and transferred to Mr. Kozlowski's personal KEL loan account, thereby becoming a transaction that did not involve the Company.

         During the Relevant Period, Stockwood, Inc., in which Frank E. Walsh, Jr., a Tyco director until February 2002, has a controlling interest, leased an aircraft to the Company during the period 1996 to 2002. Stockwood, Inc. submitted and was paid for invoices totaling $2,490,319 for that lease. Stockwood VII, Inc., in which Mr. Walsh also has a controlling interest, provided pilot services to the Company. For the period 1996 to 2002, Stockwood VII, Inc. submitted and was paid for invoices totaling $1,077,071. The

Company entered into each of these arrangements after seeking competitive bids. The agreement was renewed annually to October 31, 2000. A second lease arrangement was entered into from January 2001 and terminated February 2002.

         In May 2001, after seeking competitive bids, Tyco entered into a two-year lease agreement with Stephen Foss, a Tyco director, to lease a Cessna Citation aircraft for a minimum monthly lease payment of $38,000 for 20 hours of flight time. For the period May 2001 to May 2002, Tyco paid Mr. Foss a total of $570,000. N.H. Helicopters, Inc., of which Mr. Foss is the president, also provided pilot services to Tyco pursuant to a two-year agreement commencing on the same date. For the period May 2001 to May 2002, Tyco paid N. H. Helicopters a total of $181,101.24. On July 5, 2002, both agreements were amended to terminate on September 30, 2002.

         As set forth in Exhibit 10.4 to Tyco's Quarterly Report Form 10-Q for the period ended June 30, 2002, Joshua M. Berman, a non-independent Tyco director, had until February 29, 2000 been affiliated with a law firm that served as outside counsel to Tyco. From March 1, 2000 to July 31, 2002 Mr. Berman was employed directly by Tyco to render legal, regulatory and other professional services. His compensation was at a rate of $360,000 per year, without benefits (other than health benefits), and was in addition to normal director's fees. Although the Company did not provide a Form W-2 to Mr. Berman or the Internal Revenue Service, during this period Mr. Berman was an employee of Tyco, as defined by Internal Revenue Code, Section 31.3121(d)-1.

         As set forth in Exhibit 10.3 to Tyco's Quarterly Report Form 10-Q for the period ended June 30, 2002, John F. Fort III, a non-independent Tyco director, acted as Tyco's Primary Executive Officer with all the power of a chief executive officer from June 1, 2002 until the appointment of the new Chief Executive Officer, Edward D. Breen, on July 25, 2002. During this period, Mr. Fort's compensation was $150,000 per month, without benefits, and he will continue to receive this amount until the new Chief Executive Officer determines that a transition is complete. This compensation includes transportation expenses and other normal and customary expenses, as well as reimbursement for New York taxes. Mr. Fort's compensation does not include any fringe benefits.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (c) Exhibits

99.1 Press Release of Tyco International Ltd., dated August 6, 2002. The appointment of John A. Krol, former Chairman and CEO of E. I. DuPont, to the Board of Directors.

99.2 Press Release of Tyco International Ltd., dated August 6, 2002. The appointment of Eric M. Pillmore as Senior Vice President of Corporate Governance.

99.3 Press Release of Tyco International Ltd., dated September 11, 2002. The appointment of David J. FitzPatrick as Executive Vice President and Chief Financial Officer.

99.4 Press Release of Tyco International Ltd., dated September 12, 2002. The appointment of William B. Lytton as Executive Vice President and General Counsel.

99.5 Press Release of Tyco International Ltd., dated September 12, 2002. The nomination of Jerome B. York, Mackey J. McDonald, George W. Buckley, Bruce S. Gordon, and Sandra Wijnberg to fill expected vacancies.

99.6 Tyco's Complaint in Tyco International Ltd. v. Frank E. Walsh, Jr., No. 02-CV-4633 (DLC).

99.7 Tyco's Complaint in Tyco International Ltd. v. Mark A. Belnick, No. 02-CV-4644 (SWK).

99.8 Tyco's Complaint in TYCO INTERNATIONAL LTD. AND TYCO INTERNATIONAL (US) INC. V. L. DENNIS KOZLOWSKI, No. 01-CV-7317 (TPG).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TYCO INTERNATIONAL LTD.


                                           By: /s/ Edward D. Breen
                                               ---------------------------------
                                               Edward D. Breen
                                               President and Chief
                                               Executive Officer

Dated:  September 17, 2002

                                  EXHIBIT INDEX



EXHIBIT
NUMBER   DESCRIPTION
-------  -------------------

99.1 Press Release of Tyco International Ltd., dated August 6, 2002. The appointment of John A. Krol, former Chairman and CEO of E. I. DuPont, to the Board of Directors.

99.2 Press Release of Tyco International Ltd., dated August 6, 2002. The appointment of Eric M. Pillmore as Senior Vice President of Corporate Governance.

99.3 Press Release of Tyco International Ltd., dated September 11, 2002. The appointment of David J. FitzPatrick as Executive Vice President and Chief Financial Officer.

99.4 Press Release of Tyco International Ltd., dated September 12, 2002. The appointment of William B. Lytton as Executive Vice President and General Counsel.

99.5 Press Release of Tyco International Ltd., dated September 12, 2002. The nomination of Jerome B. York, Mackey J. McDonald, George W. Buckley, Bruce S. Gordon, and Sandra Wijnberg to fill expected vacancies.

99.6 Tyco's Complaint in TYCO INTERNATIONAL LTD. V. FRANK E. WALSH, JR., No. 02-CV-4633)(DLC).

99.7 Tyco's Complaint in TYCO INTERNATIONAL LTD. V. MARK A. BELNICK, No. 02-CV-4644 (SWK).

99.8 Tyco's Complaint in Tyco International Ltd. and Tyco International (US) Inc. v. L. Dennis Kozlowski, No. 02-CV-7317 (TPG).